UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIDNIGHT GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7900

(Primary Standard Industrial Classification Code Number)

81-4053066

(I.R.S. Employer Identification Number)

Address: 1900 E. Golf Road—Suite 950 Schaumburg, Illinois 60173

 Telephone: (888) 525-0010

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Immediate. As soon as approval has been given to listing

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

SEC 870 (07-24)	Potential persons who are to respond to the collection of information contained in this Form are not required to respond unless the Form displays a currently valid OMB control number.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

PART I—INFORMATION REQUIRED IN PROSPECTUS

Subject to Completion, Dated November 20, 2025

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus relates to the proposed offering by Midnight Gaming Corporation of up to 5,000,000 shares of our common stock, par value $0.00001 per share (the “Common Stock”), at a proposed offering price of $5.00 per share, for aggregate gross proceeds of up to $25,000,000, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to offer the shares from time to time through an “at the market offering” program, although we may also sell shares in negotiated transactions or through other means permitted by law.

We will determine the actual number of shares offered and the offering price per share based on market conditions at the time of sale.

We will not receive any proceeds from the sale of shares by selling stockholders. Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 12 for a discussion of certain factors you should carefully consider before deciding to invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus includes information about the offering described herein as well as detailed information about our business and our financial statements. Before investing in our common stock, you should carefully read the entire prospectus, including the risks discussed under “Risk Factors”, our financial statements and notes to those financial statements, and the other information included or incorporated by reference in this prospectus.

The date of this prospectus is November 20, 2025.

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MIDNIGHT GAMING CORPORATION

5,000,000 Shares of Common Stock

Estimated initial public offering price: $5.00 per share.

Price to public: $5.00 per share       Underwriting discounts and commissions: [Not Applicable] Proceeds to us (before expenses): $25,000,000 per share

Total: Price to public $5.00 per share      Underwriting discounts and commissions [Not Applicable] Proceeds to us (before expenses) $25,000,000

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

For further information:

Address: 1900 E. Golf Road—Suite 950 Schaumburg, Illinois 60173

Telephone: (888) 525-0010

Prospectus dated November 20, 2025

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Item 3 - Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

(a)  Business Overview

Midnight Gaming Corporation, a Delaware company formed on October 11, 2016, pursues a buy-and-build strategy focused on acquiring and developing income-producing businesses early in their life cycles, with targeted diversification across energy, automotive, finance, and real estate (where letters of intent have been secured), and a core vertical in entertainment, events, and media.

The strategy focuses on three integrated initiatives: (i) acquiring and operating the Oshkosh Arena in Wisconsin, a 4,200-seat multipurpose venue with a track record of 200+ events where the company aims to scale revenues through expanded programming (including esports and festivals), sponsorships, and rentals; (ii) deploying GTV, a proprietary connected-TV and social media advertising platform intended to drive ticketing and sponsorship demand via targeted campaigns and to generate third-party advertising revenue; and (iii)  acquiring TGS Esports Inc., a company that provides marketing solutions specializing in engaging video game and esports fans.

Management positions this vertically integrated model to capture growth in live experiences, targeted digital advertising, and premium event production, while noting execution, market, and regulatory risks associated with acquisitions and expansion.

(b)  Summary of the Offering

Issuer: Midnight Gaming Corporation

Securities offered: 5,000,000 shares of common stock

Over‑allotment option: 750,000 shares

Estimated price range: $5.00 per share

Outstanding Common Stock: 22,843,667 shares (or 27,843,667 shares if the underwriters exercise their over-allotment option in full). The number of shares of our common stock to be outstanding after this offering is based on 17,843,667 shares of our common stock outstanding as of September 9, 2025, and excludes:

•	shares of our common stock are issuable upon conversion of our outstanding preferred stock;
•	shares of our common stock are issuable upon exercise of outstanding warrants; and
•	shares of our common stock reserved for future issuance under our equity incentive plans.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Symbol / Exchange: MDHT / Nasdaq Capital Market

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Use of proceeds: We intend to use the net proceeds from this offering for the acquisition and development of the OshKosh Arena, investments in GTV to expand our connected TV and social media advertising platform, the acquisition of TGS Esports Inc., working capital, and general corporate purposes. We may also use a portion of the net proceeds to acquire complementary businesses or assets. However, we currently have no agreements or commitments regarding any such acquisitions.

(c) Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before investing in any of our common stock. If any of the following risks occur, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. We have identified the following key risks:

•	Our limited operating history and development-stage status make it difficult to evaluate our business and prospects.
•	We have incurred significant net losses and anticipate continued losses in the near term.
•	Our ability to complete the proposed acquisitions of OshKosh Arena and TGS Esports Inc. is subject to financing, due diligence, and regulatory hurdles.
•	The live events and advertising industries are highly competitive and subject to economic downturns.
•	We may require additional capital to fund operations and growth, which could dilute existing stockholders; and
•	There is no established public trading market for our common stocks, and we do not expect one to develop.

See “Risk Factors” beginning on page 12 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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(d)  Ratio of Earnings to Fixed Charges

Period	Earnings	Fixed Charges	Ratio
Year ended Dec. 31, 2024	$(373,373)	$33,220	—
Year ended Dec. 31, 2023	$(267,924)	$33,220	—
Year ended Dec. 31, 2022	$(892,187)	$32,973	—
Nine months ended Sep. 30, 2024	$(249,161)	$24,915	—
Nine months ended Sep. 30, 2023	$(189,841)	$24,915	—

(1) Earnings consist of pretax loss from continuing operations plus fixed charges (no tax provision, as losses incurred).

(2) Fixed charges are interest expense on notes payable (no other fixed charges per financials).

(3) Ratio not provided where coverage <1:1 due to losses. Deficiency (additional earnings needed for 1:1 ratio):

•	2024: $406,593
•	2023: $301,144
•	2022: $925,160
•	Nine months 2024: $274,076
•	Nine months 2023: $214,756

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1) Business Overview

Midnight Gaming Corporation (“Midnight,” “we,” “us,” or “our”) is a Delaware corporation incorporated on October 11, 2016, with a core focus on acquiring and developing income-producing business entities during early stages of their respective business life cycles to enrich their business models, resulting in increased business activity, revenue, and valuation.

As outlined in our founding documents, we pursue opportunities across a broad spectrum of industries, including energy (oil and gas), automotive (dealerships and dealership services), finance (mortgage and banking), and real estate (construction, property management, and consulting), where we have secured letters of intent for potential acquisitions and partnerships.

In addition to these pursuits, we are actively involved in three major business categories within the entertainment, events, and media sectors, each designed to create synergies and drive revenue growth through strategic acquisitions and organic development. These categories include the acquisition and operation of a premier physical sports arena, the development of our proprietary connected TV and social media advertising platform, GTV, and the acquisition of a leading marketing solution provider specializing in engaging video game and esports fans.

This integrated approach, complemented by our broader industry diversification, positions us to capitalize on the growing demand for live experiences, targeted digital advertising, high-quality event production, and value creation across multiple sectors in the post-pandemic economy.

Acquisition and Operation of OshKosh Arena.

OshKosh Arena, located at 1212 S. Main Street in Oshkosh, Wisconsin, is a state-of-the-art multi-purpose indoor arena spanning approximately 64,300 square feet. Opened in 2017 (formerly known as Menominee Nation Arena), it welcomed over 200,000 attendees to a wide variety of events, establishing itself as a key venue in the Fox Valley region. The arena features a main bowl with a capacity of up to 4,200 spectators for large-scale events, as well as flexible, smaller spaces accommodating 50 to 500 guests for intimate gatherings. Event types include professional basketball (home to the Wisconsin Herd of the NBA G League), roller derby, concerts, corporate meetings, trade shows, boxing matches, and community panels such as SHRM open enrollment events.

Historically, the arena has hosted over 200 events since its inception, fostering strong community ties and economic impact in Oshkosh, a city of approximately 67,000 people located near major markets like Milwaukee and Green Bay. For Midnight, the acquisition represents a significant revenue opportunity through ticket sales, concessions, premium seating, sponsorships, and facility rentals. With estimated annual revenues historically under $5 million, we anticipate scaling operations to exceed $10 million annually. We plan to achieve this by leveraging our media and production capabilities for enhanced event programming, including esports tournaments and music festivals. Additionally, we will benefit from tax incentives and local partnerships to drive attendance and ancillary income streams.

Connected TV and Social Media Advertising via GTV.

GTV is Midnight’s proprietary platform for connected TV (CTV) and social media advertising, designed to deliver targeted, data-driven campaigns across streaming services, smart TVs, and digital platforms. In today’s economy, where traditional linear TV viewership has declined by over 20% in recent years amid the rise of cord-cutting, CTV and social media advertising represent a $30 billion+ U.S. market. This market is growing at 15-20% annually, driven by precise audience targeting, measurable ROI, and integration with e-commerce. GTV enables advertisers to reach engaged audiences through video ads, sponsored content, and interactive formats on platforms like Roku, Hulu, YouTube, and TikTok, with advanced analytics for real-time optimization.

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For Midnight and our OshKosh Arena operations, GTV provides immense value by promoting events directly to local and regional demographics, such as sports fans in Wisconsin. This boosts ticket sales and attendance by up to 30% through geo-targeted campaigns. Internally, it allows us to monetize arena assets via in-venue digital signage and social integrations, while externally, GTV can generate standalone revenue from third-party clients in the entertainment and retail sectors, projected to contribute $5-10 million in annual ad spend as we scale partnerships. This segment enhances our ecosystem by creating a closed-loop marketing funnel, from awareness via GTV to conversion at live events.

Acquisition of TGS Esports Inc. for Marketing Solutions.

TGS Esports Inc. is a British Columbia–organized company that operates a marketing solutions business focused on engaging video game and esports audiences, providing brand-facing programs designed to reach and activate gamers and fans at scale.

Through this specialization, TGS structures campaigns and partnerships around the habits and platforms of gaming communities, positioning itself as a go-to partner for companies seeking credible access to esports demographics; in the contemplated transaction, it would sell substantially all assets related to that business to Midnight under an asset purchase agreement.

TGS’s audience access and brand programs complement Midnight’s growth plan, particularly the GTV connected-TV/social advertising platform and live-event initiatives, creating a tighter acquisition funnel from digital awareness to ticket sales and sponsorship conversion across Midnight’s portfolio. This aligns with Midnight’s “buy-and-build” approach across gaming, esports, media, and live events, leveraging GTV to monetize audiences while expanding marketing reach to support venue programming and partner activation.

Our business strategy emphasizes vertical integration to maximize synergies across these segments, while our broader pursuits in energy, automotive, finance, and real estate provide additional diversification and long-term growth potential. However, our success depends on execution risks, market conditions, and regulatory approvals for acquisitions. See “Risk Factors” for a discussion of these and other risks.

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2) Risk Factors

(i) Risk Factor Summary

•	We have a limited operating history and minimal revenue; we have incurred significant losses and may not achieve profitability.
•	Our strategy depends on closing and integrating acquisitions (including Oshkosh Arena and TGS); delays or failures would harm growth and cash flow.
•	Event demand, sponsorships, and operating costs at the arena may underperform, reducing revenue and margins.
•	Our GTV advertising platform depends on third-party platforms and data rules; changes could reduce ad performance and revenue.
•	We will need substantial additional capital; if unavailable on acceptable terms, we may delay or abandon key initiatives.
•	Existing debt, related-party arrangements, and a going-concern qualification constrain our financial flexibility.
•	Extensive preferred stock, warrants, and super-voting shares could dilute holders and concentrate control.
•	Economic downturns, inflation, higher interest rates, pandemics, or geopolitical events could depress demand and strain liquidity.

(ii) Risks Related to Our Business and Industry

(a) We have a limited operating history, which makes it difficult to evaluate our prospects.

Since October 11, 2016, we have remained in the development stage with limited operating history in our core segments. Past results are not predictive, and we face the execution risks common to early-stage companies, including closing and integrating acquisitions (such as Oshkosh Arena and TGS Esports Inc. (TGS), building our GTV platform, advancing letters of intent in energy, automotive, finance, and real estate, and achieving profitability. We have incurred significant net losses since inception, including a net loss of $406,593 for the year ended December 31, 2024, and may continue to incur losses. There is no assurance we will achieve or sustain profitability.

(b) We have limited revenue and significant losses, and we expect continued losses in the near term.

As of December 31, 2024, revenue totaled $10,705 (primarily events income) and cumulative net losses exceeded $3 million, including a $406,593 net loss for 2024 on operating expenses of $417,298 (professional fees, travel, marketing, interest, and other costs). We expect expenses to increase as we pursue acquisitions, develop GTV, and expand into new industries. If revenue does not outpace expense growth, we may not achieve profitability. Delays in acquisitions, underperformance at Oshkosh Arena or TGS, or macro weakness affecting events and advertising could deepen losses.

(c) Our growth depends on completing and integrating proposed acquisitions, which may not occur as planned.

A significant portion of our strategy relies on acquiring Oshkosh Arena, TGS Esports, and targets in energy (oil and gas), automotive (dealerships and services), finance (mortgage and banking), and real estate (construction, property management, and consulting), supported by letters of intent. As of December 31, 2024, these acquisitions were not completed. We may be unable to secure financing, complete diligence, or obtain necessary approvals. Failure to close or integrate could disrupt operations, increase costs, and prevent expected synergies (e.g., in-house production savings at the arena or GTV cross-selling), thereby materially harming our business and financial condition.

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(d) We operate in highly competitive markets and may be unable to compete effectively.

The live events, media production, and advertising sectors are intensely competitive. Oshkosh Arena competes with regional venues for bookings and sponsorships; GTV competes with established connected-TV and digital platforms (e.g., Roku, Hulu, Google Ads); and TGS Esports who is facing competition from other event organizers, platform providers, and media companies operating in the esports space. Our expansion efforts in energy, automotive, finance, and real estate also face well-capitalized incumbents. If we fail to differentiate or win market share, revenue growth and key opportunities could be limited.

(e) Macroeconomic and external events could reduce demand and strain liquidity.

Events and advertising are sensitive to inflation, recessions, interest-rate changes, and consumer spending. Reduced discretionary spending can depress attendance and ad budgets; public-health or geopolitical disruptions may have similar effects. Commodity price volatility could impact energy acquisitions, while rate changes could affect the finance and real estate segments. Our cash balance of $345,980 as of December 31, 2024, provides a limited cushion; a prolonged downturn could pressure liquidity.

(f) We depend on key personnel, and the loss of leadership could harm execution.

Our success depends on our executive team, including Kinney L. McGraw, our Chief Executive Officer. We do not carry key-person life insurance. Loss of key personnel could disrupt acquisitions and operations (including Oshkosh Arena and GTV development). Our small team also constrains scaling, and talent competition could raise costs and slow execution.

(iii) Risks Related to Our Financial Condition and Capital Requirements

(a) We will require substantial additional capital to fund operations and growth, which may not be available on acceptable terms.

Cash and cash equivalents were $345,980 as of December 31, 2024, and net cash used in operating activities was $382,093 for 2024. We anticipate significant capital needs for acquisitions (including multi-million-dollar outlays for Oshkosh Arena and TGS) and for expansion. Net proceeds from this offer (estimated up to $25 million) may be insufficient. We may pursue additional debt or equity, which could dilute stockholders or impose restrictive covenants. Inability to secure funding could force us to delay or abandon initiatives and could raise insolvency risk.

(b) Our debt and other obligations constrain flexibility and increase default risk.

As of December 31, 2024, total liabilities were $628,043, including $393,500 in promissory notes and $174,945 in accrued interest, and a ($1,260,682) net related-party loan payable (net of receivables). These obligations strain cash flow; defaults could accelerate payments or lead to asset loss. Reliance on related-party financing also presents potential conflicts of interest.

(c) Our auditor has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements as of December 31, 2024, include a going-concern qualification due to recurring losses, limited cash, and capital needs. Without successful fundraising or revenue from acquisitions and operations, we may be unable to meet our obligations, potentially resulting in bankruptcy or liquidation.

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(d) Our results may fluctuate significantly and be difficult to predict.

Quarterly and annual results may vary with acquisition timing, event seasonality at Oshkosh Arena, GTV advertising cycles, and conditions in other industries. In 2024, we generated $10,705 of revenue and $417,298 in expenses, resulting in a loss. Unexpected costs, such as integration expenses for TGS, could further pressure results.

(iv) Risks Related to Our Common Stock and This Offering

(a) There is no established public market for our common stock, and liquidity may be limited and volatile.

Our common stock is not currently listed, and there is no active market. Any future market may be illiquid and volatile, affected by our operating performance, acquisition progress, and market conditions, which could impair investors’ ability to sell shares.

(b) This offering and future issuances will dilute existing stockholders.

We are offering 5,000,000 shares, which would increase outstanding shares to 22,843,667 (or more if the overallotment is exercised). Additional dilution may result from conversions of preferred stock (authorized 5,000,000 shares; 450,000 outstanding across Classes B, C, D, and E as of September 9, 2025), exercises of warrants (millions of shares at $0.50–$0.75), or future financings. Super-voting preferred stock totaling 22,000,000 shares, held mainly by affiliates, further concentrates control and may exacerbate dilution effects upon conversion.

(c) Outstanding preferred stock and warrants could materially dilute common stockholders.

As of September 9, 2025, 450,000 preferred shares were outstanding: Class B (150,000, $150,000 investment, convertible at 70% of the next qualified offering price), Class C (150,000, convertible into 0.005% of common per share), Class D (50,000, 2% of common per share), and Class E (100,000, 1% of common per share). Depending on the outstanding common at conversion, these could represent a substantial number of additional shares. In addition, affiliates hold 22 million super-voting preferred shares, and we have warrants covering millions of shares (including 2024 issuances) exercisable at $0.50–$0.75. Conversions or exercises could dilute ownership and pressure our stock price.

(d) Management and affiliates exercise significant control and can influence key decisions.

Kinney L. McGraw and affiliates hold significant equity and super-voting preferred, representing approximately 60% of voting power via super-voting preferred. This concentration can influence or determine outcomes on director elections, financings, and strategic transactions, potentially conflicting with the interests of other stockholders or deterring a change in control.

(e) Future sales of our common stock could depress the trading price.

Sales of substantial amounts of common stock, including shares issuable upon conversion of preferred stock or exercise of warrants, could increase supply and reduce our stock price. With 17,843,667 common shares outstanding as of September 9, 2025, additional issuances for acquisitions or compensation could further dilute ownership.

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(v) Other Risks

(a) We face regulatory and compliance obligations that could increase costs or limit operations.

Acquisitions such as Oshkosh Arena and TGS Esports may require local zoning, environmental, or gaming approvals. GTV must comply with privacy and data laws (e.g., CCPA, GDPR). Potential activities in energy and real estate may trigger additional SEC, EPA, or local regulatory requirements. Non-compliance could lead to fines, delays, or operational restrictions.

(b) We face intellectual-property risks and may be unable to protect our technology.

Our GTV platform relies on proprietary methods, which may lead to accusations of infringing third-party IP. We have no significant patents, which increases vulnerability. In live events, disputes over designs or production elements may arise. IP claims can be costly and disruptive.

(c) Cybersecurity incidents or data breaches could disrupt operations and expose us to liability.

Targeted advertising relies on data, and ticketing or other systems may be vulnerable. Breaches or outages, at us or our vendors, could interrupt ad delivery or events, trigger regulatory exposure (including GDPR/CCPA), and damage our reputation.

(d) Inflation and interest-rate increases may raise costs and reduce margins.

Higher interest rates may increase borrowing costs on our $393,500 promissory notes and $174,945 of accrued interest (as of December 31, 2024). Inflation may elevate labor, equipment, and event costs, reducing profitability.

(e) We are exposed to litigation and insurance limitations.

As a development-stage company pursuing diversified acquisitions, we may face contract, employment, IP, or acquisition-related claims. Insurance coverage may be limited or disputed, and defense costs could be significant, diverting management attention.

3) Ratio of Earnings to Fixed Charges

Period	Earnings	Fixed Charges	Ratio
Year ended Dec. 31, 2024	$(373,373)	$33,220	—
Year ended Dec. 31, 2023	$(267,924)	$33,220	—
Year ended Dec. 31, 2022	$(892,187)	$32,973	—
Nine months ended Sep. 30, 2024	$(249,161)	$24,915	—
Nine months ended Sep. 30, 2023	$(189,841)	$24,915	—

(1) Earnings consist of pretax loss from continuing operations plus fixed charges (no tax provision, as losses incurred).

(2) Fixed charges are interest expense on notes payable (no other fixed charges per financials).

(3) Ratio not provided where coverage <1:1 due to losses. Deficiency (additional earnings needed for 1:1 ratio):

•	2024: $406,593
•	2023: $301,144
•	2022: $925,160
•	Nine months 2024: $274,076
•	Nine months 2023: $214,756

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Item 4 - Use Of Proceeds

We currently intend to use the net proceeds from this offering to (i) fund the acquisition and near-term development of the Oshkosh Arena including required deposits, closing costs, and initial capital improvements and equipment, (ii) invest in GTV to expand our connected-TV and social media advertising platform (product development, data/measurement, and go-to-market), (iii) pursue the acquisition of TGS Esports Inc (TGS), and (iv) for working capital and general corporate purposes (including personnel, public company costs, and other operating expenses).

We may also use a portion of the net proceeds to evaluate and, where appropriate, acquire complementary businesses or assets; however, we have no binding agreements or commitments for any such additional acquisitions at this time.

Insufficiency and contingencies. The net proceeds from this offering, together with our existing cash, may not be sufficient to complete every initiative described above at the scale or timing currently contemplated. If proceeds are insufficient or if expected cash inflows are delayed, we may (a) prioritize uses of funds among the Oshkosh Arena transaction, GTV investment, and the TGS acquisition; (b) defer, reduce, or phase capital projects (including specific arena improvements, production equipment purchases, and hiring plans); (c) seek additional financing, which could include debt, equity, or other securities and may be dilutive or include restrictive covenants; or (d) terminate or renegotiate one or more contemplated transactions if acceptable terms cannot be achieved.

Each acquisition remains subject to due diligence, final documentation, third-party consents, and, where applicable, board approval; there can be no assurance that any acquisition will close on the currently anticipated terms or timeline. If an identified acquisition does not close, we expect to reallocate the related portion of the net proceeds to the other uses described above or to general corporate purposes, including working capital, unless otherwise required by law or agreement.

Item 5 - The Offering

This prospectus covers our proposed offering of up to 5,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”). We currently anticipate an offering price of $5.00 per share, which would result in aggregate gross proceeds of up to $25,000,000, before deducting estimated offering expenses and any selling commissions or placement fees payable by us.

We intend to sell the shares from time to time in an “at-the-market” offering program, and we may also affect sales in privately negotiated transactions or through other methods permitted by law. We have not engaged an underwriter for this equity raise and do not presently intend to use one. We will determine the number of shares sold and the price per share based on market conditions at the time of sale. We will not receive any proceeds from the sale of shares by any selling stockholders, if any.

This prospectus also registers the resale by certain selling stockholders named herein of up to 5,000,000 shares of Common Stock that may be issued upon the conversion of preferred stock or the exercise of warrants, as described under “Selling Stockholders” and “Description of Capital Stock.”

An investment in our Common Stock involves significant risks. You should carefully read and consider the information set forth under “Risk Factors” beginning on page 12, together with the other information contained in this prospectus, before making an investment decision.

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Common Stock offered by us	5,000,000 shares
Common Stock to be outstanding after this offering	22,843,667 shares
Use of proceeds

We intend to use the net proceeds from this offering for the acquisition and development of the OshKosh Arena, investment in GTV to expand our connected TV and social media advertising platform, acquisition of TGS Esports Inc., working capital, and general corporate purposes. We may also use a portion of the net proceeds to acquire complementary businesses or assets. However, we currently have no agreements or commitments regarding any such acquisitions. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page 12 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 17,843,667 shares of our common stock outstanding as of September 9, 2025, and excludes:

•	shares of our common stock are issuable upon conversion of our outstanding preferred stock;
•	shares of our common stock are issuable upon exercise of outstanding warrants; and
•	shares of our common stock reserved for future issuance under our equity incentive plans.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their overallotment option.

Item 6 – Dilution

(a) The net tangible book value per share before the distribution is approximately $0.05, and after the distribution will be approximately $1.14 (assuming gross proceeds of $25,000,000 from the sale of 5,000,000 shares at $5.00 per share, with no offering expenses deducted, based on the Company’s balance sheet as of December 31, 2024, and outstanding shares per the capitalization table as of September 9, 2025).

(b) The amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers of the shares being offered is approximately $1.08.

(c) The amount of the immediate dilution from the public offering price that such purchasers will absorb is approximately $3.86 per share, or 77%.

Item 7 – Selling Security Holders

This section does not apply to our offer of 5,000,000 Common Stock shares.

Item 8 – Plan of Distribution

(a)  No Underwriting Obligations

We are not engaging an underwriter to participate in or manage this offer. As a result, there will be no underwriting agreement, no underwriting discounts or commissions payable by us in connection with the base offering, and no price-stabilization or market-making activities typically undertaken by an underwriter.

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Because there is no underwriter, investors should consider that:

•	There will be no firm commitment to purchasing any shares, and we may sell fewer than all of the shares offered.
•	No stabilization of the market price of our common stock will be undertaken on our behalf, which may result in greater price volatility and reduced liquidity after the offering.
•	Sales may be made directly by our officers, directors, and employees, who will not receive any selling commissions or compensation for such sales beyond their regular compensation. Any participation by a broker-dealer will be disclosed and will comply with Regulation M and other applicable securities laws.
•	Where required, investor funds may be held in escrow in accordance with Exchange Act Rule 15c2-4 (e.g., in a minimum-maximum or contingency structure) until the applicable conditions are satisfied or the offering is terminated, in which case subscriptions will be promptly returned without interest and without deduction.
•	The offering may be terminated, extended, or modified by us at any time, and we reserve the right to reject any subscription in whole or in part.

(b)  Decision to take on an Underwriter(s)

Any underwriter, dealer, or agent engaged in the offering and sale of our common stock will be identified in the applicable prospectus supplement, which will also describe the material terms of the offering and the compensation payable to such parties. Underwriters may offer and sell the common stock at a fixed price or prices, through bids and offers or otherwise, as agreed with us.

Underwriting arrangements and compensation. Underwriters may receive compensation from us in the form of discounts or commissions. Underwriters may also receive compensation from purchasers of the common stock for whom they may act as agents. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the common stock who receive any discounts or commissions from us and any profit on the resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. We will indicate the estimated amount of compensation in the prospectus supplement.

Unless stated otherwise for a particular offering, agents, underwriters, or dealers will be entitled to approximately 3% of the gross offering proceeds. In addition, to the extent the FINRA rules apply, the aggregate compensation or discount paid to any FINRA member or independent broker-dealer will not exceed 8% of the total offering price of the securities sold under this prospectus and any related prospectus supplement.

Item 9 - Description of Securities to be Registered

(a) Description Of Existing Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of September 9, 2025, there were 17,843,667 shares of our common stock issued and outstanding, held by approximately 350 stockholders of record, and 450,000 shares of our preferred stock issued and outstanding across various classes, plus 22,000,000 shares of super voting preferred stock.

(1) Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may apply to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of any liquidation preferences that may apply to any then-outstanding preferred stock.

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Holders of our common stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provision applicable to the common stock. All outstanding shares of common stock are, and the shares to be issued pursuant to this offer will be fully paid and non-assessable. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

(i) Dividend Rights: Holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of legally available funds, subject to the prior rights of holders of preferred stock. The Company has not declared or paid any dividends on common stock to date and does not anticipate doing so in the foreseeable future. Preferred stock dividends, if any, are determined by the Board upon issuance of a series; no series currently provides for mandatory dividends.

(ii) Terms of Conversion: Common stock has no conversion rights. Preferred stock conversion terms (subject to adjustments for stock splits, dividends, or similar events) are as follows:

•	Class B: Convertible into common stock at a price equal to 70% of the price per share in the next qualified offering (a bona fide sale of preferred or common stock exceeding $4,000,000 in gross proceeds that sets a definitive price).
•	Class C: Each share convertible into common stock equal to 0.005% of the issued and outstanding common stock as of the conversion date.
•	Class D: Convertible into common stock equal to 2% of the issued and outstanding common stock as of the conversion date.
•	Class E: Each share convertible into common stock equal to 1% of the issued and outstanding common stock as of the conversion date.
•	Super Voting Preferred: No specific conversion terms disclosed; assumed none unless specified in the Certificate of Designation.

Conversion is at the holder’s option; the Company must reserve sufficient authorized common stock for conversions.

(iii) Sinking Fund Provisions: There are no sinking fund provisions for common stock or any series of preferred stock.

(iv) Redemption Provisions: There are no redemption provisions for common stock. For preferred stock, the Board may establish redemption terms (including sinking fund provisions) for future series, but none are specified for existing classes (B, C, D, E, or Super Voting).

(v) Voting Rights: Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of preferred stock generally have no voting rights, except as required by Delaware law (e.g., for amendments adversely affecting their rights) or as provided in the Certificate of Designation. Super Voting Preferred likely provides enhanced voting rights (e.g., multiple votes per share), enabling control by holders despite limited common stock ownership. No provisions specify a supermajority vote for stockholder actions beyond standard Delaware law requirements (e.g., majority for most matters).

(vi) Classification of the Board of Directors: The Board of Directors is not classified; all directors are elected annually. Cumulative voting is not permitted or required under the Certificate of Incorporation or Bylaws.

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(vii) Liquidation Rights: Upon liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all remaining assets after payment of liabilities and satisfaction of preferential rights of preferred stock. Preferred stock may have liquidation preferences set by the Board; for existing classes, no specific preferences are detailed beyond general priority over common stock.

(viii) Preemption Rights: There are no preemptive rights for common stock or preferred stockholders to purchase additional shares.

(ix) Liability for Further Calls or Assessment: Common stock and preferred stock shares, when issued, are fully paid and non-assessable. There are no provisions imposing liability on stockholders for further calls or assessments by the Company. Under Delaware General Corporation Law (e.g., § 325), stockholders may be liable for specific claims (e.g., unpaid wages to employees) up to the amount unpaid on their shares, but as shares are fully paid and the Company has sufficient financial resources, such liability is improbable and immaterial.

(x) Restriction on Alienability: There are no restrictions on the transferability of common stock, except for compliance with securities laws (e.g., shares held by affiliates are subject to Rule 144 resale restrictions). Pre-offering shares may be subject to lock-up agreements.

(xi) Provision Discriminating Against Holders Owning Substantial Amounts: There are no provisions in the Certificate of Incorporation, Bylaws, or Certificates of Designation that discriminate against holders based on owning a substantial number of securities.

(2) Rights of Common Stockholders.

Rights may be modified by amendment to the Certificate of Incorporation, requiring Board approval and a majority vote of outstanding shares (not voting as a class, unless otherwise required by law). Rights of preferred stockholders may be modified by amendment to the applicable Certificate of Designation, requiring Board action and, if adversely affecting the series, consent of holders of at least a majority of the outstanding shares of that series, voting as a class. No provisions allow modification other than by a majority or more votes.

(3) No preferred stock is being registered.

Existing preferred stock series have no dividend or sinking fund requirements, so there are no restrictions on repurchase or redemption due to arrearages.

(4) The rights of Common Stockholders

The rights are materially limited or qualified by preferred stock as follows: preferred stock has potential priority in dividends and liquidation, and conversion rights (for Classes B, C, D, E) that could significantly dilute common stock upon exercise (e.g., Class D converts to 2% of outstanding common). Super Voting Preferred provides enhanced voting rights that dilute common stock voting power, allowing holders (primarily controlled by our CEO) to control stockholder votes. The Board may issue additional series of preferred stock (“blank check” preferred) with superior rights, further limiting common stock (e.g., in dividends, voting, or conversion). No other authorized classes materially limit common stock rights, and no securities are to be retired in connection with this offering.

(5) The Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws contain no provisions specifically designed to delay, defer, or prevent a change in control, such as a staggered board, supermajority voting for mergers, or limitations on stockholder actions by written consent. However, the authorization of undesignated preferred stock (“blank check” preferred) enables the Board to issue series with terms (e.g., voting rights, conversion) that could discourage unsolicited acquisition proposals by diluting voting power or impeding a business combination. Additionally, Super Voting Preferred concentrates control with certain holders, potentially entrenching management. The Company is subject to Delaware’s business combination statute (Section 203), which prohibits certain transactions with interested stockholders without board or stockholder approval. This requirement is mandated by law and is not a provision adopted by registrants.

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(6) Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any of its qualifications, limitations or restrictions, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

As of September 9, 2025, we had 450,000 shares of preferred stock issued and outstanding, consisting of:

•	Preferred Stock Class B: 150,000 shares, issued in 2021 for $150,000. Each share is convertible into common stock at a price equal to 70% of the price of the next qualifying offering (a bona fide sale of preferred or common stock exceeding $4,000,000 in gross proceeds).
•	Preferred Stock Class C: 150,000 shares, issued in 2021 for $150,000. Each share is convertible into 0.005% of the issued and outstanding shares of common stock as of the conversion date.
•	Preferred Stock Class D: 50,000 shares, issued in 2020 for $50,000. Each share is convertible into 2% of the issued and outstanding shares of common stock as of the conversion date.
•	Preferred Stock Class E: 100,000 shares, issued in 2020 for $92,000. Each share is convertible into 1% of the issued and outstanding shares of common stock as of the conversion date.

No dividends are payable on the preferred stock unless declared by our board of directors. In the event of our liquidation, dissolution or winding up, holders of preferred stock will be entitled to receive a preferential amount in assets equal to the original purchase price per share before any distribution to holders of common stock.

(7) Warrants

As of December 31, 2024, we had outstanding warrants to purchase up to 5 million shares of our common stock, with exercise prices ranging from $0.50 to $0.75 per share. These warrants were issued in connection with various financing transactions from 2021 through 2024 and expire five years from their respective issuance dates, with one warrant expiring on June 30, 2026. The warrants are exercisable at any time prior to expiration, subject to certain conditions. Upon exercise, holders will receive shares of common stock at the exercise price. The warrants contain provisions for adjustment of the exercise price and number of shares upon certain events, such as stock splits or dividends.

(b) Share Plan

We are offering up to 5,000,000 shares of our common stock in an at-the-market offering. We may sell the shares offered by this prospectus from time to time directly to investors or through agents, underwriters, dealers, or other intermediaries.

We will determine the actual number of shares offered and the offering price per share based on market conditions at the time of sale. We will sell the shares at prices and in quantities to be agreed upon with purchasers or agents, which may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

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We will conduct the offering in those jurisdictions where we are legally permitted to do so, and we will not make an offer or sale in any jurisdiction where it would be unlawful. We (and any placement agent we may later engage) will comply with applicable state “blue sky” requirements. Additional information regarding the method of distribution, any selling restrictions, and any placement-agent compensation will be provided by the prospectus supplement if and when such arrangements are finalized.

(c) Distribution Plan

We may, from time to time, engage one or more registered broker dealers as placement agents for certain sales or to introduce prospective investors. Any such arrangements will be on a best-efforts basis, and we may agree to pay customary placement fees or selling commissions and reimburse certain expenses, subject to applicable FINRA rules. If we enter into any placement-agent agreement or other selling arrangement, we will supplement this prospectus to describe the material terms, compensation, and conflicts, as required.

We may also sell the shares offered by this prospectus in one or more of the following ways from time to time:

•	block trades in which the broker or dealer engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.
•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

o	an exchange distribution in accordance with the trading processes of such exchange.
o	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.
o	in privately negotiated transactions.
o	to a market maker or its affiliate as principal.
o	through delayed or continuous offerings.
o	through sales to agents, underwriters or dealers for short-term resale to clients; and
o	through any combination of the above.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock in the course of hedging the positions it assumes with us, including in connection with the distribution of the common stock by such broker-dealer.
•	sell short to hedge the anticipated sale of the common stock offered by this prospectus; and• borrow common stock from us or third parties to settle short sales or to cover any short positions that may exist after the sale of the common stock offered by this prospectus.

We may also enter into derivative transactions with third parties or sell the common stock not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and sold under this prospectus to the public, including in short sale transactions, or may lend securities to your account.

Delayed delivery and institutional contracts. If indicated in a prospectus supplement, we may authorize underwriters or other agents to solicit purchase offers from institutional investors—such as banks, insurance companies, pension funds, investment companies, and educational or charitable institutions—under delayed delivery contracts, which provide for payment and delivery at a future date. The prospectus supplement will identify the participating institutions (or types of institutions), the required minimum amounts and terms, and the payment and delivery timing. We will not be obliged to sell additional shares under these arrangements beyond the amounts specified in the applicable prospectus supplement, and any offer not accepted by us may be modified or revoked before our acceptance.

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Market making; no assurance of liquidity. Each series of securities offered will be a new issue without an established trading market unless otherwise specified. Any underwriters to whom we sell securities may make a market in those securities, but they are not obligated to do so. They may discontinue market-making at any time without notice. We cannot assure you that a liquid market for any securities offered will develop or be sustained.

Stabilization and related transactions. Underwriters may engage in stabilizing transactions, syndicating covering transactions, and penalty bids in accordance with applicable law and market practice. Stabilizing involves bids or purchases to support the market price of the securities. Syndicate covering transactions involve purchases in the open market after the distribution to cover short positions. Penalty bids permit the reclaiming of selling concessions if securities initially sold by a syndicate are repurchased to cover short positions. These activities, if undertaken, may occur on any national securities exchange where our common stock is listed, in the over-the-counter market, or otherwise, and may raise or maintain the market price of the securities above levels that might otherwise prevail. We make no representation as to whether any of these activities will occur or, if they occur, the extent of their impact. Any such activities may be discontinued at any time.

(d) Anti-Takeover Provisions

Our certificate of incorporation and bylaws contain provisions that could make it more difficult for a third party to acquire us without our board of directors’ consent. These provisions include:

•	authorizing our board of directors to issue shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders.
•	limiting the ability of stockholders to call special meetings of stockholders.
•	prohibiting stockholder action by written consent; and
•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to approve transactions that they may deem to be in their best interests.

(e) Transfer Agent and Registrar

The transfer agent and registrar for our common stock is:

VStock Transfer, LLC

18 Lafayette Place Woodmere, NY 11598.

We reserve the right to replace our transfer agent at any time.

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(f) Shares Eligible for Future Sale

Upon completion of this offering, we will have 22,843,667 shares of common stock outstanding. Of these shares, the 5,000,000 shares sold in this offering will be freely transferable, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 17,843,667 shares of common stock outstanding are “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, such as Rule 144. All of our current officers and directors, and certain other affiliates who beneficially own shares of our common stock, are subject to the volume and other limitations of Rule 144. Under Rule 144, such persons may, under certain circumstances, sell within any three-month period a number of our securities that does not exceed the greater of 1% of the then outstanding shares of the class of securities or the average weekly trading volume in the class of securities reported through the most recent four calendar weeks. Rule 144 also contains a six-month holding period for affiliates before any resale. Affiliates may also sell pursuant to Rule 144 without volume limitations after a one-year holding period. Sales under Rule 144 are also subject to the manner of sale, notice requirements, and the availability of current public information about us.

Registration Rights

As of September 9, 2025, we are not aware of any contractual obligations to register any of our securities under the Securities Act, except as may arise from the terms of our preferred stock or warrants, which do not currently provide for such rights. Holders of our preferred stock and warrants may have certain demand or piggyback registration rights upon conversion or exercise, but no such rights have been exercised to date. In the future, we may grant additional registration rights to investors or in connection with acquisitions.

Effect of Future Sales

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. As a result, we cannot assure you that we will be able to sell further shares of our common stock in the future at times or prices that we deem appropriate.

Item 10 - Interests of Named Experts and Counsel

Auditors

The financial statements included in this registration statement have been audited by S R Chourasiya & Co, Chartered Accountants, an independent registered public accounting firm, as stated in their report. We rely on their report for this disclosure, given the firm’s authority as an expert in accounting and auditing. The firm has represented to us that it is independent of the Company within the meaning of Rule 2-01 of Regulation S-X and applicable standards of the Public Company Accounting Oversight Board. The firm is not employed on a contingent basis and, to our knowledge, does not hold any direct or indirect interest in our securities nor any other interest that would be considered a mutual or conflicting interest under Rule 2-01.

Auditor independence—Reg S-X Rule 2-01 focus.

We understand that Rule 2-01 requires, among other things, the auditor to be independent in fact and appearance, free from mutual or conflicting interests, not functioning as management, and not acting as an advocate for the issuer. We have policies to pre-approve audit and permissible non-audit services and to monitor relationships that could impair independence. If any non-audit services are engaged, they will be evaluated under Rule 2-01’s general standard, and non-permitted services will not be authorized. Any fees for audit, audit-related, tax, or other services will be disclosed as required in our future periodic reports. (Rule 2-01 reference provided for reader orientation.)

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Other experts.

Suppose we engage any additional experts (engineering, appraisal, or other technical experts) whose reports or opinions are included or incorporated by reference in this registration statement. In that case, we will identify each expert, state their qualifications, and disclose any direct or indirect interest they or their firms hold in us that is substantial under Item 509 (again applying the $50,000 threshold in Instruction 1). Any such expert will provide a written consent, filed as an exhibit, to reference their name and to the inclusion of their report.

Item 11 - Information with Respect to the Registrant

Item 101 — Description of Business

About

Midnight Gaming Corporation (“Midnight,” “we,” “us,” or “our”) is a Delaware corporation incorporated on October 11, 2016. We are a development-stage company focused on acquiring and developing income-producing business entities in early stages of their business life cycles across various industries, including entertainment, events, media, energy (oil and gas), automotive (dealerships and services), finance (mortgage and banking), and real estate (construction, property management, and consulting).

No material acquisitions/dispositions/reorganizations to date; negotiating Canada-based media company acquisition (post-balance sheet). Issued warrants/preferred stock for funding; equity reclassifications in 2020/2021 for accuracy (no financial impact).

We have letters of intent for potential acquisitions in these sectors. We are pursuing three major categories in entertainment: acquiring OshKosh Arena, developing our GTV connected TV and social media advertising platform, and acquiring TGS Esports Inc. for live events production.

Competition and Market

We operate as a development-stage holding company focused on acquiring and enhancing early-stage income-producing entities in the gaming, esports, media, and related technology sectors. We also have the flexibility to invest across multiple industries to drive revenue and valuation growth. Our competitors include established holding companies and conglomerates in gaming/esports/media, competing on acquisition speed, integration capabilities, IP development, and global scaling. Principal competitors (based on market presence and similar multi-sector strategies) include:

•	Tencent Holdings Limited: A leading Chinese conglomerate with extensive investments in gaming (e.g., Riot Games, Epic Games), esports, and media; competes through a massive portfolio (700+ investments) and tech integration.
•	Microsoft Gaming: Owns Xbox and Activision Blizzard; focuses on subscriptions (Xbox Game Pass), cloud gaming, and acquisitions in interactive entertainment.
•	Sony Group Corporation: Through PlayStation and investments in gaming studios, competes in hardware, content, and esports events.
•	Activision Blizzard (Microsoft subsidiary): Specializes in esports leagues (e.g., Overwatch League) and franchises; rivals in tournament management and content monetization.
•	Riot Games (Tencent subsidiary): Focuses on esports titles (e.g., League of Legends); competes in event production and streaming.
•	Electronic Arts (EA): Invests in sports gaming and esports; competes through partnerships and live events.
•	Nintendo: Emphasizes hardware and IP; rivals in family-oriented gaming and media expansions.
•	Enthusiast Gaming Holdings Inc.: Targets esports teams, events, and digital media; similar focus on early-stage gaming ecosystems.
•	Subnation Media: Builds esports/media portfolios with brand partnerships (e.g., NASCAR); competes in content and events.
•	NetEase Games: Chinese firm with global esports investments; rivals in mobile gaming and tournaments.

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The basis of competition includes access to capital for acquisitions, technological innovation (e.g., metaverse integration), content/IP strength, global audience reach, and sponsorship/media rights deals. Competitors often have larger resources ($25B+ market caps for leaders like Tencent/Sony), enabling aggressive growth. We differentiate through an early-stage niche focus and synergies with GTV advertising tech.

Key market dynamics in esports/gaming for 2025:

•	Global revenues $188.8B-$188.9B, with 3.6B players;
•	esports subset $1.79B-$3.7B,
•	Audience 640.8M.

Growth drivers:

•	Metaverse ($280B potential),
•	Mobile/cloud gaming,
•	Sponsorships/media rights ($1B esports revenue),
•	Live events recovery.

Challenges:

•	Regulatory scrutiny,
•	Market saturation, and
•	economic pressures on advertising spend.

CAGR projections:

Esports 21.1% to 2035.

Regulations

As a U.S.-based holding company in gaming/media, we are subject to federal/state laws. Material regulations include:

•	Gaming/Esports Regulations: Licensing for tournaments/events; compliance with age ratings (ESRB), content restrictions (violence/gambling elements). No direct gambling ops, but affiliates may require state licenses (e.g., sports betting media). Advertising must not target minors or be deceptive.
•	Privacy/Data Protection: CCPA/CPRA (California), similar state laws; GDPR if international. For ad tech (GTV), collect user data compliantly and meet cybersecurity requirements.
•	Labor/Employment: FLSA for wages/hours; OSHA safety; anti-discrimination (EEOC). As lean ops, it has a minimal impact but is scalable for acquisitions.
•	IP/Contracts: Copyright/trademark laws for media content; FCC for broadcasting ads.
•	Other: Antitrust for acquisitions; SEC reporting post-IPO. No material licenses are currently required but monitor for portfolio expansions. Non-compliance risks fines/restrictions; we engage counsel for adherence.

Human Capital

Workforce size: As a development-stage, 1 full-time (CEO); relies on consultants/contractors (5-10 part-time for finance/legal/media). No unions.

Key Initiatives:

Merit-based recruitment/promotion over resumes; focus on performance and innovation. Retention via equity incentives (planned), growth opportunities in acquisitions. Engagement through flexible work, aligned culture.

Intellectual Property

Material IP: GTV Reach CTV (“GTV”), proprietary CTV ad platform for targeted streaming ads. Dependence: Core to revenue/monetization; enables global reach, synergies with acquisitions. Protected via trade secrets, copyrights, no patents. No material licenses; not dependent on third-party IP. Risks: Infringement claims; we monitor via counsel.

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Strategy and Dependencies

•	Strategy: Acquire early-stage entities, enrich growth models; leverage GTV for ad integration. Diversify across industries.
•	Dependencies: Suppliers minimal (cloud services for GTV, non-concentrated). Customers: Advertisers/brands via GTV; no concentration (>10% from one). Seasonality: Esports peak with events/tournaments (Q2/Q4) but has minimal current impact. Backlog: None material; ad sales short-term.

Item 102 — Description of Property

Principal Properties

Our principal executive offices are located at 1900 E. Golf Road, Suite 950, Schaumburg, Illinois 60173, and comprise approximately 1,000 square feet of office space. This facility is leased under a month-to-month lease agreement. We do not own any real property or have any leased facilities, such as manufacturing plants, warehouses, data centers, or event venues, because our operations are primarily administrative and development-focused as a holding company.

Use and Adequacy

Our leased office space in Schaumburg, Illinois, serves as our corporate headquarters and is used for general administrative purposes, including executive management, finance, and business development activities. The facility is suitable and adequate for our current needs, given our development-stage status and limited operational requirements. We believe it provides sufficient space for our employees and operations without the need for expansion in the near term.

Material Encumbrances

Our headquarters lease is a standard commercial office lease on a month-to-month basis with no long-term commitments, significant restrictions, or unusual terms. The monthly rent is approximately $3,107 (based on annual rent expense of $37,286 as reported in our financial statements for the year ended December 31, 2024). There are no material encumbrances, such as liens, covenants restricting use, or sublease prohibitions, that would materially affect our operations. We are not aware of any disputes or defaults under the lease.

Item 103 — Legal Proceedings

Not Applicable.

Item 201 — Market Price, Dividends, and Holders

a) Trading Market/Ticker

There is currently no established public trading market for our common stock. Our common stock is not listed on any national securities exchange or quoted on the OTC Markets.

b) Price Information

As there is no public trading market for our common stock, there is no recent closing price. Recent private placements have involved warrants exercisable at prices ranging from $0.50 to $0.75 per share, as disclosed in our financial statements. The public offering price of $5.00 per share in this registration statement has been determined by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or other established criteria of value.

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c) Approximate Number of Record Holders

As of August 1, 2024 (the most recent practicable date available from our records), there were approximately 50 record holders of our common stock. This number does not include beneficial owners whose shares are held in street name by brokers or other nominees.

d) Dividend Historical Policy, Restrictions, and Any Planned Changes

We have never declared or paid any cash dividends on our common stock since our inception and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board may deem relevant, subject to applicable laws and contractual restrictions.

Our ability to pay dividends may be restricted by Delaware law, which prohibits dividends unless paid out of surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Additionally, our outstanding notes payable ($393,500 as of December 31, 2024) do not contain covenants restricting dividends, but future debt agreements may impose such restrictions. There are no preferred stock dividend requirements that would limit common stock dividends. We have no plans to change our dividend policy at this time.

e) Equity Compensation Plans

We do not currently have any equity compensation plans, such as stock option plans or restricted stock plans, under which equity securities are authorized for issuance to employees, directors, or consultants. Accordingly, no summary table is required under Item 201(d) of Regulation S-K. Any future adoption of such plans will be disclosed in future filings as needed.

Regulation S-X Financial Statements (+ Rule 3-05 & Article 11)

The unaudited condensed financial statements as of September 30, 2025, and for the nine months ended September 30, 2025, and 2024, included in this registration statement, have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. In management’s opinion, all necessary regular recurring adjustments for a fair presentation of our financial position, results of operations, and cash flows have been included. Operating results for the nine months ended September 30, 2025, are not necessarily indicative of the results that may be expected for the year ending December 31, 2025, or any other period.

Our independent registered public accounting firm has reviewed these unaudited interim financial statements in accordance with Public Company Accounting Oversight Board Auditing Standard No. 4105, Reviews of Interim Financial Information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, the independent registered public accounting firm does not express such an opinion.

Item 301 — Selected Financial Data

F-1 Balance Sheet

F-2 Statement of Operations

F-3 Statement of Cash Flows

F-4 Statement of Changes in Stockholders’ Equity

F-5 Notes to Financial Statements

We are adopting amendments to modernize, simplify, and enhance specific financial disclosure requirements in Regulation S-K. Specifically, we are eliminating the requirement for Selected Financial Data, streamlining the disclosure of Supplementary Financial Information, and amending Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”). These amendments aim to eliminate duplicative disclosures, modernize and enhance MD&A disclosures for investors’ benefit, and simplify compliance efforts for registrants.

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Midnight Gaming Corporation

Index to Financial Statements

Report of Independent Registered Public Accounting Firm

F-1 Balance Sheet

As of December 31, 2024 and 2023 (unaudited)

	As of December 31, 2024	As of December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$345,979	$428,489
Total Current Assets	$345,979	$428,489
Other Assets
Notes Receivable - Related Party	$1,260,682	$702,634
Total Other Assets	$1,260,682	$702,634
Total Assets	$1,606,662	$1,131,124
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$8,512	$8,512
Accrued Expenses	$51,086	$26,586
Total Current Liabilities	$59,598	$35,098
Long-Term Liabilities
Notes Payable	$3,935,000	$393,500
Accrued Interest	$174,944	$141,724
Total Long-Term Liabilities	$568,444	$535,224
Total Liabilities	$628,043	$570,323
Stockholders’ Equity
Preferred stock (par $0.0001, 5,000,000 authorized, 450,000 shares issued and outstanding)	$45	$45
Common stock (par $0.00001, 100,000,000 authorized, 17,843,667 shares issued and outstanding)	$178	$178
Super Voting Preferred Stock	$2,200	$2,200
Warrants	$312	$232
Additional paid in capital	$3,980,139	$3,155,222
Net Income (Loss)	$-406,593	$-301,144
Retained Earnings	$-2,597,587	$-2,295,856
Total Stockholders’ Equity	$978,619	$560,801
Total Liabilities and Equity	$1,606,662	$1,131,124

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F-2 Statement of Operations

For the Years Ended December 31, 2024 and 2023 (unaudited)

	Year Ended December 31, 2024	Year Ended December 31, 2023
Revenue, net	$10,705	$0
Operating Expenses:
Advertising	$27,767	$0
Bank Charges	$1,525	$0
Computer & Internet	$90	$0
Consulting Fees	$0	$9,048
Dues & Subscriptions	$14,931	$0
Event expense	$65,110	$0
Insurance	$21,113	$0
Interest Expense	$33,220	$33,220
Legal & Professional Fees	$57,292	$93,968
Marketing	$7,752	$15,186
Meals and Entertainment	$9,609	$0
Office Expenses	$26,660	$0
Other General and Administrative Expenses	$0	$74,410
Promotional	$15,000	$0
Rent or Lease	$37,286	$0
Shipping and delivery expense	$235	$0
Subcontractors	$31,671	$0
Supplies	$10,000	$0
Telephone	$914	$0
Travel	$64,757	$75,311
Utilities	$15,119	$0
Total Operating Expenses	$417,298	$301,144
Net Operating Income (Loss)	$-406,593	$-301,144
Other Income (Expense)	$0	$0
Net Income (Loss)	$-406,593	$-301,144
Net Loss per Share, Basic and Diluted	$0	$0
Weighted Average Shares Outstanding, Basic and Diluted	$17,843,667	$23,020,000

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F-3 Statement of Cash Flows

For the Years Ended December 31, 2024 and 2023 (unaudited)

	Year Ended December 31, 2024	Year Ended December 31, 2023
OPERATING ACTIVITIES
Net Income (Loss)	$-406,593	$-301,144
Adjustments: Expenses accrued and payable	24,500	$8,000
Net Cash Used in Operating Activities	$-382,093	$293,144
INVESTING ACTIVITIES	$0	$0
FINANCING ACTIVITIES
Accrued Interest	$33,220	$33,320
Additional Paid in Capital - Warrants	$824,918	$943,406
Loan Payable - McGraw Capital	$-558,048	$-439,960
Opening Balance Equity	$-587	$0
Warrants	$80	$94
Net Cash Provided by Financing Activities	$299,583	$536,759
Net Change in Cash	$-82,510	$243,616
Cash at Beginning of Period	$428,490	$184,875
Cash at End of Period	$345,980	$428,490

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F-4 Statement of Changes in Stockholders’ Equity

For the Year Ended December 31, 2024 (unaudited)

	Preferred Stock	Common Stock	Super Voting Preferred	Warrants	Additional Paid in Capital	Net Income (Loss)	Retained Earnings	Total
Balance, December 31, 2023	$45	$178	$2,200	$232	$3,155,222	$-301,144	$-2,295,856	$560,802
Equity Adjustment	$0	$0	$0	$0	$0	$0	$-587	$-587
Warrants Issued	$0	$0	$0	$80	$824,918	$0	$0	$824,998
Net Loss	$0	$0	$0	$0	$0	$-406,593	$0	$-406,593
Retained Earnings Adjustment	$0	$0	$0	$0	$0	$301,144	$-301,144	$0
Balance, December 31, 2024	$45	$178	$2,200	$312	$3,980,139	$-406,593	$-2,597,587	$978,619

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F-5 Notes to Financial Statements

December 31, 2024

NOTE 1: DESCRIPTION OF BUSINESS

Midnight Gaming Corporation (the “Company”) was incorporated in Delaware on October 11, 2016. It is still in development and has not generated any significant revenue to date. The Company engages in acquiring income-producing business entities during the early stages of their business life cycle to enhance the acquisition business model, resulting in increased business activity, revenue, and valuation.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization The financial statements of the Company for the period from January 1, 2024, to December 31, 2024, have been prepared in accordance with generally accepted accounting principles.

Cash and cash equivalents

For the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered as cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Fair value of financial instruments and fair value measurements

For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, “Fair Value Measurements and Disclosures”, which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of valuation hierarchy are defined as follows:

•	Level 1: Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

•	Level 2: Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

•	Level 3: Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

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Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Property, plant and equipment

Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally 3 to 7 years. There were no significant property, plant and equipment as of December 31, 2024.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2024, the Company incurred losses of $406,593 and has an accumulated deficit of $2,597,586. The Company has limited cash resources and will require additional funding to meet its obligations and operate effectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plans to mitigate this include this offering and acquisitions.

NOTE 4: RELATED PARTY TRANSACTIONS

The Company has notes receivable from related parties totaling $1,260,682 as of December 31, 2024, primarily from McGraw Capital, non-interest-bearing and due on demand. Loan payables to related parties are offset against notes receivable to provide a net result.

NOTE 5: DEBT

The Company has promissory notes totaling $393,500 from various lenders, including Tadysco Partners ($200,000), Sky Rockit ($50,000), and others, with accrued interest of $174,945. These are long-term, low or non-interest-bearing, due in 2025-2026.

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NOTE 6: EQUITY

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001 per share. As of September 9, 2025, there were 17,843,667 shares issued and outstanding.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with $0.0001 par.

The Company had one issuance of Preferred Stock Class D during 2020 at an investment value of $50,000. The Preferred Stock Class D was issued at a par value of $0.0001 per share, resulting in an increase in Preferred Stock Class D of $5 and Additional Paid in Capital – Preferred Stock of $49,995. Each share is convertible into common stock equal to 2% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions. As of September 9, 2025, 50,000 shares outstanding.

The Company had two issuances of Preferred Stock Class E during 2020 at an investment value of $92,000. The Preferred Stock Class E issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class E of $10 and Additional Paid in Capital – Preferred Stock $91,990. One issue was issued at a discount of $8,000 and the discount is reflected in the Additional Paid in Capital Account. Each share is convertible into common stock equal to 1% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions. As of September 9, 2025, 100,000 shares outstanding.

The Company had two issuances of Preferred Stock Class C during 2021 at the value of the investment of $150,000. The Preferred Stock Class C issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class C of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock equal to 0.005% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions. As of September 9, 2025, 150,000 shares outstanding.

The Company had two issuances of Preferred Stock Class B during 2021 at the value of the investment of $150,000. The Preferred Stock Class B issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class B of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock at a price equal to 70% of the price of the next qualifying offering. A Qualified Offering is the Company’s next bona fide sale of its preferred stock or common stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of relation transactions, which offering definitively sets a price per share of the Company’s common stock or preferred stock. As of September 9, 2025, 150,000 shares outstanding.

Super Voting Preferred Stock

22,000,000 shares issued to McGraw affiliates, with 10 votes per share, providing majority control.

Warrants

The Company entered into a warrant agreement for a common stock purchase. The warrant is at the par value of $0.00001, and the investor has the option to purchase 500,000 shares at a strike price of $0.50/per share. This transaction has been classified as a warrant on the balance sheet, and the amount over the par value is classified in the Additional Paid in Capital account. The warrant is set to expire on June 30, 2026.

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During 2022, the Company entered into twenty-two warrant agreements for a common stock purchase. The warrants are at the par value of $0.0001, and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During 2023, the company entered into twenty-six warrant agreements for a common stock purchase. The warrant is at a par value of $0.0001 and the investors have the option to purchase shares of a strike price between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During 2024, the company entered into eight warrant agreements for a common stock purchase. The warrants are at a par value of $0.0001 and the investors have the option to purchase shares of a strike price between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet, and the amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

Equity Reclassification

In the prior year, the company reported Common Stock at $1,120 and an adjusting entry had to be made in 2021 to reflect the accurate balance of this account. As of December 31, 2020, and December 31, 2021, there were 23 million shares of common stock issued at a par value of $0.0001. The balance for Common Stock as of December 31, 2020, and December 31, 2021, is reported as $2,300. In the prior year, the company presented Preferred Stock at the value of the investment made by the shareholder rather than at the par value of $0.0001

Preferred Stock. The total balance of the Preferred Stock reported in the prior year was $142,000. The company posted an adjusting entry related to Stockholders’ Equity to accurately reflect the Preferred Stock and Additional Paid-In Capital Accounts. The adjusting entries provide the reader of the financial statements a concise value associated to these accounts. The balance as of December 31, 2020, for Preferred Stock is now reported as $15, and the Additional Paid in Capital associated with Preferred Stock is $141,985. Except for the regrouping of accounts, these adjustments did not impact the financial statements in any manner.

NOTE 8: SPONSORSHIPS

The company no longer sponsors a gaming team, which has led to a reduction in players’ winning expenses. The company last sponsored a gaming team in 2019.

NOTE 9: MEDIA PRODUCTION EXPENSES

The company incurred $520,000 in media production expenses during the quarter in 2022. The company producing the documentary and media advertising assets is a related party.

NOTE 10: SUBSEQUENT EVENTS

After the balance sheet date, the Company entered into negotiations to acquire a media company based in Canada. No definitive agreement has been executed, and the proposed transaction remains subject to due diligence and customary approvals.

Other than the matter described above, the Company is not aware of any subsequent events that require recognition or additional disclosure in these financial statements.

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Item 302 — Supplementary Financial Information

There have been no retrospective changes to the statements of comprehensive income for any quarters within the two most recent fiscal years (ended December 31, 2024, and 2023) or subsequent interim periods (through September 30, 2025) that are material, either individually or in the aggregate. Accordingly, no additional explanations or summarized quarterly financial information reflecting such changes are required under Item 302(a) of Regulation S-K.

Item 303 — MD&A

a) Summary

As of December 31, 2024, we had minimal revenue of $10,705 from event income and a net loss of $406,593. Our total assets were $1,606,662, including cash of $345,980 and notes receivable from related parties of $1,260,682. Total liabilities were $628,043, primarily consisting of promissory notes in the amount of $393,500 and accrued interest of $ 234,543. Stockholders’ equity was $978,619, supported by additional paid-in capital of $3,980,139 from preferred stock, common stock, and warrants. As of September 9, 2025, we had 17,843,667 shares of common stock issued and outstanding, 450,000 shares of preferred stock across various classes, and 22,000,000 shares of super-voting preferred stock held primarily by affiliates.

We operate in a development stage with no significant revenue generation yet, relying on equity financings, warrants, and related-party loans for funding. Our strategy involves using proceeds from this offer to fund acquisitions and operations.

b) Results of Operations

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Revenue. For the year ended December 31, 2024, we generated revenue of $10,705 from events income, compared to $0 in 2023. This initial revenue reflects early activities in our entertainment segment but remains minimal as we focus on acquisitions.

Operating Expenses. Operating expenses increased to $417,298 in 2024 from $301,144 in 2023, primarily due to higher legal and professional fees ($57,292 vs. $93,968 in the prior year), travel ($64,756), event expenses ($65,110), and interest expense ($33,220). These costs relate to acquisition pursuits, platform development, and administrative overhead. As a percentage of revenue, operating expenses were significantly higher in 2024 due to a low revenue base.

Net Loss. Net loss was $406,593 in 2024, compared to $301,144 in 2023, driven by increased operating expenses amid limited revenue. We expect operating expenses to grow as we complete and integrate acquisitions; however, following integration, we anticipate revenue growth driven primarily by the OshKosh Arena and the GTV platform.

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c) Liquidity and Capital Resources

As of December 31, 2024, we had cash of $345,980, down from higher prior balances due to operating cash use of $382,093. Net cash from financing was $299,583, primarily from warrants and related-party adjustments.

Our primary capital needs include funding acquisitions (e.g., OshKosh Arena estimated at $10 million, TGS Esports Inc. at $3 million), GTV development ($5 million), and working capital. We have $628,043 in liabilities, including long-term promissory notes of $393,500 bearing interest (accrued $174,945). Related-party notes receivable of $1,260,682 provide liquidity support but are offset by payables. The cap table as of September 9, 2025, shows 17,843,667 common shares outstanding, with significant affiliate control via 22,000,000 super-voting preferred shares.

This offering will provide up to $25 million in net proceeds, sufficient for near-term needs, but additional financing may be required for diversification into energy, automotive, finance, and real estate. Without successful revenue from acquisitions, we may face liquidity constraints. Our going concern opinion highlights these risks.

d) Off-Balance Sheet Arrangements

As of December 31, 2024, we have no off-balance sheet arrangements.

e) Critical Accounting Policies

Our financial statements are prepared in accordance with U.S. GAAP. Critical policies include revenue recognition (upon delivery and collectability), equity instruments (fair value for warrants and preferred, with 450,000 preferred shares outstanding as of September 9, 2025), and related-party transactions (disclosed at fair value). Use of estimates involves revenue, impairments, and stock-based compensation. Changes in assumptions could impact reported results.

Item 304 — Changes in and Disagreements with Accountants

During our two most recent fiscal years ended December 31, 2024 and 2023, and through the subsequent interim period to November 19, 2025. There has been no resignation (or indication of decline to stand for re-election) or dismissal of an independent accountant engaged as the principal accountant to audit our financial statements, nor any such event involving an independent accountant engaged to audit a significant subsidiary on whom the principal accountant expressed reliance in its report. Accordingly, there are no disagreements or reportable events to disclose under Item 304(a) of Regulation S-K, and no former accountant’s letter is required as an exhibit under Item 601(b)(16) of Regulation S-K.

Item 305 — Quantitative and Qualitative Market Risk

a) Quantitative and Qualitative Disclosures About Market Risk

We are a development-stage company with limited operations and financial instruments primarily consisting of cash equivalents, related-party notes receivable, and fixed-rate notes payable. We do not engage in trading activities, hold derivative financial instruments, or have exposure to foreign currencies, commodities, or equities. Our primary market risk exposure is limited to interest rate risk on our non-trading portfolio, which we consider immaterial based on the fixed-rate nature of our debt and receivables. We have elected to use the tabular presentation alternative under Item 305(a)(1)(i) of Regulation S-K for quantitative disclosures, as it is the most appropriate given our simple financial structure. There are no material changes in our market risk exposures compared to prior periods.

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b) Quantitative Information About Market Risk

We categorize our market risk-sensitive instruments as entered into for purposes other than trading (we have no trading portfolio). The following table presents our exposure to interest rate risk as of December 31, 2024 (our latest fiscal year-end), in U.S. dollars (our reporting currency). All instruments are fixed rate, so fair value changes due to interest rate fluctuations would primarily affect the notes receivable (if rates decrease, fair value increases) and notes payable (if rates decrease, fair value decreases). However, we hold these to maturity and do not intend to sell, so realized impacts are minimal. There is no material exposure to foreign currency exchange rate risk (all transactions in USD), commodity price risk, or other market risks (e.g., equity price risk).

Instrument Category	Carrying Amount	Interest Rate	Maturity	Fair Value (Level 2)
Assets (Other Than Trading)
Cash and cash equivalents	$345,980	Variable (minimal yield)	On demand	$345,980
Notes receivable - related party	$1,260,682	Assumed fixed (terms not specified; no interest income recognized)	Not specified (long-term)	Approx. $1,260,682 (carrying value approximates fair value due to related-party nature)
Liabilities (Other Than Trading)
Notes payable	$393,500	Fixed (approx. 8.4% based on annual interest expense of $33,220)	Not specified (long-term)	Approx. $393,500 (carrying value approximates fair value per financial notes)
Accrued interest	$174,945	N/A	Payable with notes	$174,945

A hypothetical 100 basis point increase in interest rates as of December 31, 2024, would have no material impact on our net loss or cash flows, as our debt is fixed rate and receivables do not generate interest income. We have no variable-rate instruments sensitive to rate changes.

c) Qualitative Information About Market Risk

(i) Primary Market Risk Exposures. Our primary exposure is to interest rate risk from fixed-rate notes payable ($393,500 at approximately 8.4% implied rate) and related-party notes receivable ($1.26 million, assumed to be non-interest-bearing or fixed-rate, with no income recognized). We have no exposure to foreign currency (all operations in USD), commodities (no holdings or operations), or equities (no investments). Cash equivalents are held in low-yield accounts with minimal rate sensitivity.

(ii) How Exposures Are Managed. We manage interest rate risk through fixed-rate financing to provide predictability in interest expense, avoiding variable-rate debt. Objectives include minimizing financing costs while supporting development activities. We do not use derivatives, hedges, or other risk-management instruments because the exposures are not material. General strategies focus on maintaining liquidity via related-party arrangements and monitoring cash flows.

(iii) Changes in Exposures or Management. There have been no material changes in our primary market risk exposures or management approach compared to the year ended December 31, 2023, or what is expected in future periods. Notes payable remained stable at $393,500, with consistent interest accrual. Related-party receivables increased due to ongoing advances, but no new risks emerged. We anticipate similar limited exposures as we pursue acquisitions.

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Item 401 — Directors, Executive Officers, and Governance

Ken McGraw - Chief Executive Officer, President, and Director

Ken McGraw has over 25 years of experience in corporate finance and banking in increasingly responsible positions. Licensed as a mortgage banker and mortgage broker, Mr. McGraw began his finance career in real estate in retail sales, becoming over time the founder of 4M Financial, LLC, a nationwide mortgage and finance firm employing a professional staff of more than one hundred. He is also the former founder of Excellent Funding, Inc., a multi-state banking operation across the Midwest and South. In 1997, Mr. McGraw began his career in finance as a loan officer in Lemont, Illinois with JVS Financial Corporation. Mr. McGraw founded 4M Financial in Orland Park, Illinois. He grew a mortgage-broker startup into a successful regional residential and commercial finance company, developing skills as a sales and operations manager. In 2001, Mr. McGraw was recruited to develop an inside sales team for a then multi-billion-dollar nationwide mortgage lending company, Fremont Invest & Loan Corporation. From 2001-2006, Mr. McGraw used the company’s nationwide lending platform to reach clients in all 50 states and, within five business days, proved the inside sales model a success. In 2006, Mr. McGraw founded Excellent Funding, Inc., in Orland Park, Illinois, and Miami, Florida, and developed a successful mortgage lending business spanning multiple states. In 2008, McGraw founded Tiger Capital Management Inc., a banking and finance consulting firm. From 2008 to date, Mr. McGraw has helped his clients build successful business operations in the areas of banking, finance, mortgage and real estate. He has broad experience in turning underperforming businesses into profitable enterprises.

•	Board Independence - The board must ultimately have a majority of independent directors (as defined in Rule 5605(a)(2)), but for IPOs, this can be phased in within one year of the listing date.
•	Audit Committee: - Must eventually have at least three independent directors. For IPOs, phase-in allows at least one independent member by the listing date; at least two within 90 days of the registration statement’s effective date; and all three within one year.
•	Compensation Committee - Must eventually have at least two independent directors. For IPOs, phase-in allows at least one independent member no later than the earlier of the IPO closing or five business days from the listing date; a majority independent within 90 days of the listing date; and fully independent within one year.

Item 402 — Executive Compensation

a) Executive Compensation

As an emerging growth company and smaller reporting company, we have elected to comply with the reduced compensation disclosure requirements available under the JOBS Act and Item 402 of Regulation S-K. Accordingly, the following disclosure covers compensation for our principal executive officer (and up to two other executive officers if compensated above certain thresholds) for our two most recent fiscal years (ended December 31, 2024 and 2023). We currently have only one executive officer, Kinney L. McGraw, who serves as our Chief Executive Officer, President, and sole director. No other individuals served as executive officers during these periods, and no executive received total compensation exceeding $100,000 in either year.

b) Summary Compensation Table

The following table summarizes the compensation earned by or paid to our named executive officer for the fiscal years ended December 31, 2024, and 2023. We did not pay any cash salaries, bonuses, or other compensation during these periods. Compensation, if any, was imputed as a capital contribution based on time spent managing the Company, consistent with our development-stage status.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kinney L. McGraw	2024	$-	$-	$-	$-	$-	$-	0	(1)	$-
Chief Executive Officer and President	2023	$-	$-	$-	$-	$-	$-	0	(1)	$-

No perquisites or other personal benefits were provided that exceeded $10,000 in aggregate. Mr. McGraw did not receive any reimbursement for business expenses beyond ordinary course travel and office-related costs, which are included in our general expense categories. In prior years (e.g., 2020), we imputed $15,000 in compensation for Mr. McGraw’s services, recording it as a capital contribution; however, no such imputation was made in 2023 or 2024, as his services were provided without cash compensation due to our limited resources and development-stage operations.

c) Narrative to Summary Compensation Table

We are a development-stage company with no revenues before 2024 (and minimal revenue of $10,705 in 2024) and have not paid any cash compensation to our executive officer during the last two fiscal years. Mr. McGraw has devoted significant time to our business without receiving a salary, bonus, or equity awards, as we prioritize conserving cash for operational needs and potential acquisitions. We have no employment agreements, severance arrangements, or change-in-control provisions with Mr. McGraw. Future compensation decisions will be made by our Board of Directors (currently consisting solely of Mr. McGraw) based on our financial condition, performance, and market conditions. We do not currently provide retirement benefits, health insurance, or other perquisites to executives.

d) Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024, there were no outstanding equity awards (e.g., stock options, restricted stock, or other equity incentives) held by our named executive officer. We do not have any equity compensation plans, and no awards have been granted.

e) Compensation Philosophy and Governance

Our compensation philosophy aligns executive pay with our long-term objectives as a development-stage company, emphasizing resource conservation while attracting and retaining the talent necessary for growth. Given our limited operations and financial resources, compensation has historically been minimal or non-cash. We do not currently use performance-based metrics, peer benchmarks, or external consultants for compensation decisions, as our scale does not warrant such practices.

Compensation governance is handled directly by our Board of Directors, which currently consists of a single member (Mr. McGraw) and has no separate compensation committee. As we grow and add independent directors in compliance with Nasdaq listing requirements (including phase-in periods for IPOs), we intend to establish a compensation committee composed of independent directors to oversee executive compensation, including review of risks related to our programs. Currently, our compensation practices pose minimal risk of encouraging excessive risk-taking, as there are no incentive-based elements. We have not conducted a formal risk assessment, but believe our simple structure mitigates material risks.

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Regarding claw-back policies, as an emerging growth company, we are not yet subject to the requirements of Section 10D of the Securities Exchange Act of 1934 (as implemented by the Dodd-Frank Act). However, we intend to adopt a claw-back policy compliant with applicable Nasdaq and SEC rules upon listing and upon issuance of final regulations. Currently, we have no such policy in place, as we have not paid incentive compensation to claw back.

f) Director Compensation

The following table summarizes compensation paid to our directors for the fiscal year ended December 31, 2024. We currently have only one director, Mr. McGraw, who also serves as our sole executive officer and did not receive any additional compensation for his Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kinney L. McGraw	0	0	0	0	0	0	0

We do not have a formal director compensation policy. Non-employee directors (of which we currently have none) would be eligible for reimbursement of reasonable expenses incurred in attending Board meetings. Upon adding independent directors to comply with Nasdaq governance requirements, we expect to implement a director compensation program, which may include cash retainers, equity grants, or other elements, subject to shareholder approval if required. No such program was in place during 2024.

Item 403 — Security Ownership of Certain Beneficial Owners and Management

a) Security Ownership of Certain Beneficial Owners and Management

The following table sets forth specific information regarding the beneficial ownership of our common stock as of October 8, 2025 (the “Determination Date”), by:

•	each person or group of persons known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.

The information presented in the table is based on 17,843,667 shares of common stock outstanding as of the Determination Date (per the capitalization table provided). Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible securities exercisable or convertible within 60 days of the Determination Date are deemed outstanding for computing the percentage ownership of the person holding the options, warrants, or convertible securities but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes below, we believe, based on the information furnished to us and the capitalization table, that the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

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Unless otherwise noted, the business address of each beneficial owner listed in the table is c/o Midnight Gaming Corporation, 1900 E. Golf Road, Suite 950, Schaumburg, Illinois 60173.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
One Eyed Jack LLC (1)	2,000,000	11.2%
GG Consultants	2,000,000	11.2%
Esports Associates	2,000,000	11.2%
SBX Esports (2)	2,000,000	11.2%
Game Pros	2,000,000	11.2%
David and Vonya Currey	1,170,000	6.6%
John Keefe	1,053,073	5.9%
Brian Williams	1,000,000	5.6%
Carmel, Milazzo & Feil, LLP	1,000,000	5.6%
Named Executive Officers and Directors
Kinney L. McGraw (Chief Executive Officer, President, and Director) (3)	100,000	0.6%
All executive officers and directors as a group (1 person)	100,000	0.6%

Notes

(1) Hilary Marx has voting and dispositive power over the shares held by One Eyed Jack LLC (consistent with prior disclosures).

(2) The capitalization table lists “SBX Esports,” which is assumed to be the same as “SBX LLC” from prior records, controlled by Nathan Giffin.

(3) Mr. McGraw is our sole executive officer and director. The table reflects his direct ownership of common stock as listed in the capitalization table (undersole He may also beneficially own additional shares through family members (e.g., Connor McGraw: 100,000 common; Lori McGraw: 100,000 common) under community property or control rules, but such attribution is not confirmed and not included here.

The percentages are calculated based on 17,843,667 shares of common stock issued and outstanding as of September 9, 2025 (the date of the provided capitalization table, which is the most recent available; no material changes are known through the Determination Date). There are no options or warrants exercisable within 60 days of the Determination Date included in the calculations above, as the capitalization table reflects issued shares only, and no such exercisable securities held by the listed persons are specified.

Our outstanding warrants (approximately 3,122,500 underlying shares based on prior financial statements) are not attributed to specific holders in the capitalization table. They are assumed not exercisable within 60 days for these purposes.

Additionally, our preferred stock (including Classes B, C, D, E, and Super Voting Preferred) is convertible into common stock at the holder’s option. Still, conversion terms are percentage-based (e.g., a fixed percentage of outstanding common per share or series) rather than a fixed number of shares. Due to the variable and dilutive nature of these terms, the exact number of underlying common shares is not determinable without assuming conversion scenarios. It is thus not included as beneficially owned in the table above. Upon conversion, such preferred stock could result in significant additional beneficial ownership for those holders.

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b) Control and Arrangements

Although Mr. McGraw’s beneficial ownership of common stock is minimal, he effectively controls the Company through his direct and indirect ownership of Super Voting Preferred stock (5,000,000 shares personally, plus 12,000,000 shares held by McGraw Capital, an entity he controls, and 5,000,000 shares held by Connor McGraw, a family member). The Super Voting Preferred stock provides enhanced voting rights (terms not fully specified but implied to be “super” voting, such as multiple votes per share), allowing him to control a majority of the voting power on matters submitted to stockholders, including the election of directors and approval of significant corporate transactions. We are not aware of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company. There are no voting agreements, shareholders’ agreements, or other arrangements among our stockholders that could affect the voting of shares or control of the Company beyond the preferred stock rights described. Our Certificate of Incorporation authorizes additional undesignated preferred stock (“blank check” preferred), which the Board could issue with terms that could affect control, but no such series has been issued with material control features as of the Determination Date.

Item 404 — Related-Person Transactions

a) Certain Relationships and Related Transactions

In accordance with Item 404 of Regulation S-K, the following describes transactions since the beginning of our last fiscal year (January 1, 2024) in which we were or are to be a participant, the amount involved exceeded or is expected to exceed $120,000, and a related person (as defined in Item 404(a), including our directors, executive officers, beneficial owners of more than 5% of our common stock, or their immediate family members) had or will have a direct or indirect material interest. Kinney L. McGraw, our Chief Executive Officer, President, and sole director, is the only related person involved in such transactions during this period.

b) Advances to Related Party (Notes Receivable - Related Party)

We have made ongoing advances to McGraw Capital Corporation, an entity controlled by Mr. McGraw, which are recorded as Notes Receivable - Related Party on our balance sheet. These advances are used to support related business activities and are provided on an as-needed basis without a formal promissory note, fixed repayment schedule, or interest accrual (no interest income has been recognized). The advances are considered long-term and are not secured.

•	Amount and Terms: During the year ended December 31, 2024, we advanced approximately $558,047 to McGraw Capital Corporation, increasing the outstanding balance from $702,635 as of December 31, 2023, to $1,260,682 as of December 31, 2024. No repayments were made during this period. The advances carry no stated interest rate, maturity date, or collateral, and repayment is expected when funds are available from the related party’s operations. Mr. McGraw has a direct material interest in these transactions as the controlling person of McGraw Capital Corporation.

•	Review and Approval Process: As a development-stage company with a sole director (Mr. McGraw), these transactions were approved by Mr. McGraw in his capacity as the Board of Directors. There was no independent review or arms-length negotiation due to the Company’s limited governance structure at the time. The advances were made to support aligned business interests and were deemed in the Company’s best interest based on Mr. McGraw’s assessment.

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No other related-person transactions exceeding $120,000 occurred during this period or are currently proposed. In prior years (e.g., 2022), we incurred $520,000 in Media Production Expenses with a related party, but this predates the last fiscal year.

c) Policies and Procedures for Related-Party Transactions

We do not currently have a formal, written policy or procedure for the identification, review, and approval or ratification of related-party transactions as required by Item 404(b) of Regulation S-K. Given our status as a development-stage company with a single executive officer and director (Mr. McGraw), related-party transactions have historically been identified through Mr. McGraw’s knowledge of our operations and relationships. Such transactions are reviewed and approved by the Board of Directors (currently consisting solely of Mr. McGraw) on a case-by-case basis, taking into account factors such as the terms compared to third-party alternatives (if applicable), potential conflicts of interest, and benefits to the Company. We recognize that this structure may present conflicts, as Mr. McGraw has interests in certain related entities (e.g., McGraw Capital Corporation).

Upon completion of this offering and listing on Nasdaq, we intend to establish an Audit Committee composed of independent directors (in accordance with phase-in periods for initial public offerings under Nasdaq rules). This committee will adopt a written policy for related-party transactions, requiring advance review and approval of any transaction involving related persons that exceeds $120,000 (or the applicable threshold). The policy will mandate disclosure of potential conflicts, evaluation of fairness (potentially with input from independent advisors), and documentation. Until then, we will continue to rely on our sole director’s judgment, with full disclosure in our filings.

Item 407 – Corporate Governance

In accordance with Item 407 of Regulation S-K, we provide the following information regarding corporate governance. As an emerging growth company and smaller reporting company, we are subject to scaled disclosure requirements and Nasdaq’s phase-in periods for governance compliance upon listing.

Item 407(a) - Director Independence Disclosures

a) Director Independence

Pursuant to Item 407(a) of Regulation S-K, we are required to disclose whether each director and director nominee is independent under the independence standards of the Nasdaq Capital Market (the exchange on which we have applied to list our common stock) and the basis for such determinations. Our Board of Directors currently consists of a single member: Kinney L. McGraw, who also serves as our Chief Executive Officer and President. The Board has determined that Mr. McGraw does not qualify as an “independent director” under Nasdaq Listing Rule 5605(a)(2), as he is an executive officer of the Company and has material relationships with the Company, including control over significant entities (e.g., McGraw Capital Corporation) that engage in transactions with us (as disclosed under “Certain Relationships and Related Transactions”).

We currently have no other directors or nominees. As a controlled company (due to Mr. McGraw’s effective control via Super Voting Preferred stock) and an emerging growth company undergoing an initial public offering, we are eligible for certain exemptions and phase-in periods under Nasdaq rules. However, we do not currently intend to rely on the controlled company exemption for board or committee independence upon listing. Instead, we plan to appoint at least two additional independent directors prior to or upon the closing of this offer to facilitate compliance with phase-in requirements.

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The Board (or, once formed, the Nominating and Corporate Governance Committee) will determine director independence based on Nasdaq Listing Rule 5605(a)(2), which defines an independent director as a person other than an executive officer or employee of the Company or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. This determination will consider all relevant facts and circumstances, including:

•	Whether the director has been an employee of the Company or its subsidiaries within the last three years;

•	Whether the director or an immediate family member has received more than $120,000 in direct compensation from the Company (other than director fees or pension/retirement benefits) within the last three years;

•	Whether the director or an immediate family member is a current partner or employee of the Company’s internal or external auditor, or was within the last three years;

•	Whether the director or an immediate family member is employed as an executive officer of another entity where any of our executive officers serve on that entity’s compensation committee;

•	Whether the director is affiliated with a company that has a material business relationship with us (e.g., payments exceeding the greater of $200,000 or 5% of the recipient’s gross revenues); and

•	Other relationships that could impair independence, such as interlocking directorships or significant charitable contributions.

No categorical exclusions apply beyond Nasdaq standards. We have no current relationships or transactions (beyond those disclosed under Item 404) that would preclude independence for potential nominees.

b) Committee Independence Standards

We do not currently have any Board committees, as our Board consists of a single member. Upon listing on Nasdaq and in accordance with phase-in periods for IPOs (Nasdaq Listing Rule IM-5605-6), we intend to establish the following committees with the specified independence requirements:

•	Audit Committee. Will consist of at least three members, all of whom must be independent under Nasdaq Rule 5605(c)(2)(A), which incorporates Rule 10A-3 under the Securities Exchange Act of 1934. This requires that members not accept consulting, advisory, or compensatory fees from the Company (other than director fees) and not be affiliated persons. Phase-in: At least one independent member by the listing date; at least two within 90 days of the effective date of this registration statement; and all three within one year. At least one member must qualify as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K.

•	Compensation Committee. The committee will consist of at least two members, all independent under Nasdaq Rule 5605(d)(2), which requires consideration of compensation sources and affiliations with the Company. Phase-in: At least one independent member no later than the earlier of the closing of this offering or five business days from the listing date; a majority independent within 90 days of listing; and fully independent within one year.

•	Nominating and Corporate Governance Committee. If established (not required by Nasdaq but recommended), it will consist entirely of independent directors under Nasdaq Rule 5605(e), with similar phase-in periods.

Committee charters will outline these standards and require annual independence reviews. Until committees are formed, the full Board handles these functions. We believe these plans will ensure compliance with Nasdaq governance requirements within the permitted timeframes.

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Item 407(e)(4) - Compensation committee

Compensation Committee: Must eventually have at least two independent directors. For IPOs, phase-in allows at least one independent member no later than the earlier of the IPO closing or five business days from the listing date; a majority independent within 90 days of the listing date; and fully independent within one year. Midnight will satisfy this requirement during the required time period.

Item 11A. Material Changes.

Since the Registrant is not electing to incorporate information by reference pursuant to General Instruction VII of Form S-1 (as this is an initial registration statement and the Registrant is not a reporting company under the Exchange Act with a latest Form 10-K), Item 11A is not applicable. All material information regarding the Registrant’s affairs is described in this registration statement.

Item 12. Incorporation of Certain Information by Reference.

The Registrant is not electing to incorporate information by reference pursuant to General Instruction VII of Form S-1 for the documents described in Item 12(a), as it is not currently a reporting company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has no annual report on Form 10-K or other reports filed pursuant to those sections.

However, as a smaller reporting company (as defined in Rule 405 under the Securities Act of 1933, as amended), the Registrant elects to incorporate by reference information filed after the effective date of this registration statement pursuant to Item 12(b). All documents subsequently filed by the Registrant in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, before the termination of the offering, shall be deemed to be incorporated by reference into the prospectus contained in this registration statement.

The Registrant will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. The Registrant will provide these reports or documents upon written or oral requests at no cost to the requester.

Requests should be directed to: Midnight Gaming Corporation, Attention: Chief Executive Officer, 1900 E. Golf Road, Suite 950, Schaumburg, Illinois 60173, Telephone: (888) 525-0010.

The incorporated reports and other documents may also be accessed on the Registrant’s website at www.midnightgtv.com (if available) or through the SEC’s website as described below.

The Registrant files reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements, information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) expected to be incurred by us in connection with the issuance and distribution of the securities registered hereby. All amounts are estimates except for the SEC registration fee and the Nasdaq listing fee. The Registrant will bear all such expenses, as no securities are being offered for the account of security holders.

Item	Amount
SEC registration fee	$3,827.50
Nasdaq Capital Market listing fee	$80,000.00
Legal fees and expenses	$400,000.00
Accounting fees and expenses	$150,000.00
Printing and engraving expenses	$30,000.00
Transfer agent and registrar fees	$15,000.00
Blue sky fees and expenses	$15,000.00
Miscellaneous expenses	$20,000.00
Total	$713,827.50

Item 14. Indemnification of Directors and Officers

Midnight Gaming Corporation (the “Company”) is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

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Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (unlawful dividends or stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL. Specifically, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at our request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to criminal proceedings, had no reasonable cause to believe the conduct was unlawful). For actions by or in the right of the Company, indemnification is limited to expenses (including attorneys’ fees). It requires court approval if the person is judged liable to the Company. We are required to indemnify successful defendants to the extent of their expenses. Advancement of expenses is permitted upon receipt of an undertaking to repay if indemnification is not ultimately available.

We have not entered into separate indemnification agreements with our directors or officers. We do not currently maintain directors’ and officers’ liability insurance, but we intend to obtain such insurance following the completion of this offering, subject to availability and cost considerations.

These provisions and arrangements are intended to provide our directors and officers with protection against personal liability for actions taken in their corporate capacities, encouraging them to serve without undue concern for personal financial exposure. However, indemnification is not available for violations involving bad faith, intentional misconduct, or knowing violations of law, as prohibited by DGCL § 145. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 15. Recent Sales of Unregistered Securities

The Registrant has made sales of unregistered securities within the past three years (from October 8, 2022, to the present). All such sales consisted of warrants to purchase common stock and were conducted as private placements exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (transactions not involving a public offering), and/or Rule 506(b) of Regulation D thereunder (sales to accredited investors without general solicitation). The warrants were issued to a limited number of investors (fewer than 35 per year, all believed to be accredited based on representations) for cash consideration, and no underwriters or commissions were involved. No securities were re-acquired, issued in exchange for property/services/other securities, or resulted from modifications of outstanding securities during this period. Specific per-transaction details (e.g., exact dates, purchaser names, and individual consideration) are not itemized in our records because the issuances were aggregated for financial reporting. They are summarized below by year based on our audited financial statements.

•	2024 (January 1 to December 31, 2024). Issued eight warrant agreements to purchase an aggregate of approximately 800,000 shares of common stock (based on par value increase of $80 at $0.0001 per underlying share). Strike prices ranged from $0.50 to $0.75 per share; warrants expire 5 years from issuance dates. Aggregate consideration: Approximately $800,000 (reflected as an increase in Additional Paid-in Capital, net of par value).
•	2023 (full year). Issued 26 warrant agreements to purchase an aggregate of approximately 943,500 shares of common stock (based on par value increase of $94.35). Strike prices ranged from $0.50 to $0.75 per share; warrants expire 5 years from issuance dates. Aggregate consideration: Approximately $943,500.
•	2022 (from October 8 to December 31, 2022). Issued a portion of the 22 warrant agreements for the year (exact number in Q4 not specified, but pro-rated based on annual total). Aggregate underlying shares for full 2022: Approximately 1,379,000 (based on year-end par value of $137.9); Q4 portion estimated at 25% or ~345,000 shares. Strike prices ranged from $0.50 to $0.75 per share; warrants expire 5 years from issuance dates. Aggregate consideration for full 2022: Approximately $1,379,000; Q4 portion ~$345,000.

No other unregistered sales (e.g., common or preferred stock issuances) occurred within the three years based on our records. The cap table as of September 9, 2025, reflects cumulative historical ownership but does not indicate new issuances since October 2022 beyond the warrants described.

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Item 16. Exhibits

(a). General Exhibits

Table Index

1)	Underwriting Agreement
2)	Plan of Acquisition
3.1)	Articles of Association
3.2)	By laws
4.1)	Specimen Common Stock Certificate
4.2)	Description of Capital Stock
5)	Legality Opinion
9)	Voting Trust Agreement
10)	Material Contracts
13)	Annual report to security holders, Form 10–Q or quarterly report to security holders
21)	Subsidiaries of the Recipient
22)	Subsidiary Guarantors
23)	Consents of Experts and Counsel
24)	Power of Attorney
25)	Statement of Eligibility of Trustee
107)	Calculation of Filing Fees

(b). Exhibits for Regulation S-X (17 CFR Part 210)

Regulation S-X (17 CFR Part 210) Financial Statement Schedules

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to:

a)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a sell er to the purchaser and will be considered to offer or sell such securities to such purchaser:

a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Schaumburg, State of Illinois, on the 19th November 2025.

Kinney L. McGraw
(Registrant)
Kinney L. McGraw Chief Executive Officer

/s/ Kinney L. McGraw
CEO
By (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kinney L. McGraw
(Signature)

Kinney L. McGraw
Chief Executive Officer
(Title)
November 20, 2025
(Date)

Instructions.

1.

The registration statement shall be signed by the registrant, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and by at least a majority of the board of directors or persons performing similar functions. If the registrant is a foreign person, the registration statement shall also be signed by its authorized representative in the United States. Where the registrant is a limited partnership, the registration statement shall be signed by a majority of the board of directors of any corporate general partner signing the registration statement. If the securities to be registered on this Form will be issued by a special purpose acquisition company, as such term is defined in Item 1601 of Regulation S-K, or another shell company in connection with a de-SPAC transaction, as such term is defined in Item 1601 of Regulation S-K, the term “registrant” for purposes of this instruction and the Signatures section of this form also includes the target company, as such term is defined in Item 1601 of Regulation S-K, except that in connection with any de-SPAC transaction involving the purchase of assets or a business, with respect to the purchase of assets or a business, the term “registrant” also includes the seller of the business or assets.

2.

The name of each person who signs the registration statement shall be typed or printed beneath his signature. Any person who occupies more than one of the specified positions shall indicate each capacity in which he signs the registration statement. Attention is directed to Rule 402 concerning manual signatures and to Item 601 of Regulation S-K concerning signatures pursuant to powers of attorney.

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Item 16 (b). Exhibits for Regulation S-X (17 CFR Part 210)

Regulation S-X (17 CFR Part 210) Financial Statement Schedules

a) Schedule I—Condensed financial information of registrant.

The following tables present selected financial data for the periods and as of the dates indicated. The statements of operations data for the years ended December 31, 2024, and 2023, and the balance sheet data as of December 31, 2024, are derived from our audited financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of future performance. You should read this summary financial information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our accompanying financial statements and notes included in this prospectus.

	Year Ended December 31,
	2024	2023
	(unaudited)
Statement of Operations Data:
Revenue, net	$10,705	$0
Total operating expenses	417,298	301,144
Net loss	$(406,593)	$(301,144)
Net loss per share, basic and diluted	$(0.02)	$(0.013)
Weighted average shares outstanding, basic and diluted	17,843,667	17,843,667

	As of December 31, 2024
	Actual	As Adjusted (1)
Balance Sheet Data:
Cash and cash equivalents	$345,980	$25,000,000
Total assets	$1,606,662	$26,606,662
Total liabilities	$628,043	$628,043
Stockholders’ equity (deficit)	$978,619	$25,978,619

Note 1 - The “As Adjusted” balance sheet data reflect the sale of 5,000,000 shares of our common stock in this offering at an assumed price of $5.00 per share, net of estimated underwriting discounts, commissions, and offering expenses payable by us. If the assumed offering price were increased or decreased by $1.00 per share (with the number of shares unchanged), cash and cash equivalents, total assets, and stockholders’ equity would each increase or decrease by approximately $5.0 million on a net basis. Likewise, if the number of shares offered were increased or decreased by 1,000,000 shares (holding the assumed $5.00 price constant), cash and cash equivalents, total assets, and stockholders’ equity would each increase or decrease by approximately $5.0 million, after deducting estimated underwriting discounts, commissions, and offering expenses payable by us.

52

b) Schedule II—Valuation and qualifying accounts

MIDNIGHT GAMING CORPORATION

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

Description	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts	Deductions	Balance at End of Period
Year Ended December 31, 2024
Allowance for doubtful accounts	$0	$0	$0	$0	$0
Valuation allowance for deferred tax assets	$0	$0	$0	$0	$0
Year Ended December 31, 2023
Allowance for doubtful accounts	$0	$0	$0	$0	$0
Valuation allowance for deferred tax assets	$0	$0	$0	$0	$0
Year Ended December 31, 2022
Allowance for doubtful accounts	$0	$0	$0	$0	$0
Valuation allowance for deferred tax assets	$0	$0	$0	$0	$0

c) Schedule III—Real estate and accumulated depreciation

Schedule III is not applicable, as the Registrant is not engaged in the business of acquiring and holding real estate or interests in real estate for investment, and no such assets are reflected in the financial statements.

d) Schedule IV—Mortgage loans on real estate

Schedule IV is not applicable, as the Registrant does not have investments in mortgage loans on real estate, and no such assets are reflected in the financial statements.

e) Schedule V—Supplemental Information Concerning Property-casualty Insurance Operations

Schedule V is not applicable, as the Registrant, its subsidiaries, and 50%-or-less-owned equity basis investees have no liabilities for property-casualty insurance claims, and no such reserves are reflected in the financial statements.

53

Midnight Gaming Corporation

Balance Sheet

As on March 31, 2024

	As on	As on
	March 31, 2024	March 31, 2023
ASSETS	(unaudited)	(unaudited)
Current Assets
Cash and cash equivalents	$250,504	$131,972
Total Current Assets	250,504	131,972
Other Assets
Notes Receivable - Related Party	851,135	344,872
Total Other Assets	851,135	344,872
Total Assets	$1,101,639	$476,843

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$8,512	$8,511
Accrued Expenses	26,587	18,586
Total Current Liabilities	35,099	27,097
Long-Term Liabilities
Loan Payable	-	-
Notes Payable	393,500	393,500
Accrued Interest	150,030	116,810
Total Long-Term Liabilities	543,530	510,310
Total Liabilities	578,628	537,407
Stockholders' deficit:
Preferred stock (par 0.0001, 4,420,000,000 issued and outstanding)	45	45
Common stock (par 0.0001, 100,000,000 shares authorized, and 23,002,000 issued and outstanding)	2,302	2,302
Warrants	237	147
Additional paid in capital	3,205,217	2,307,007
Net Income (Loss)	(87,790)	(74,208)
Retained Earnings	(2,597,000)	(2,295,856)
Total stockholders' deficit	523,012	(60,563)

TOTAL LIABILITIES AND DEFICIT	$1,101,639	$476,843

F-1

Midnight Gaming Corporation

Statement of Operations

For the Period of January 1, 2024 through March 31, 2024

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	3/31/2024	3/31/2023	3/31/2022
	(unaudited)	(unaudited)	(unaudited)
Revenue, net	$-	$-	$-

Operating Expenses:
Marketing	$1,973	$4,559	$4,905
Legal and Professional Fees	7,192	3,744	16,000
Consulting Fees	4,565	8,439	923
Travel	21,980	23,680	1,405
Other general and administrative expenses	43,775	25,480	10,373
Total Operating Expenses	79,485	65,903	33,606

Loss from operations	(79,485)	(65,903)	(33,606)

Other Expenses
Interest expense	$8,305	$8,305	$7,867
Net loss before income taxes	(87,790)	(74,208)	(41,473)
Provision for income taxes	-	-	-
Net loss	$(87,790)	$(74,208)	$(41,473)
Loss per share
Basic & Diluted	$(0.004)	$(0.003)	$(0.002)
Weighted average number of shares outstanding
Basic & Diluted	23,020,000	23,020,000	23,000,000

F-2

Midnight Gaming Corporation

Statement of Cash Flows

For the period of January 1, 2024 through March 31, 2024

	Three months	Three months	Three months
	ended	ended	ended
	3/31/2024	3/31/2023	3/31/2022
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(87,790)	$(74,208)	$(41,473)
Adjustments to reconcile net loss to net cash used in operating activities:
Non Cash Compensation Expense	-	-	-
Change in Accounts Payable	-	-	-
Change in Accrued Expenses	-	-	-

Net cash used in operating activities	(87,790)	(74,208)	(41,473)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	$-	$-	$-
Issuance of preferred stock			-
Issuance of Warrants	5	10	-
Additional Paid in Capital			-
Additional Paid in Capital - Preferred Stock			-
Additional Paid in Capital - Warrants	49,995	95,190	-
Opening Balance Equity Adjustment			-
Related party note proceeds received	(148,500)	(82,200)	(62,252)
Accrued Interest	8,305	8,305	7,867
Notes Payable			100,000
Net cash provided by financing activities	(90,195)	21,305	45,615

NET INCREASE IN CASH AND CASH EQUIVALENTS	(177,985)	(52,903)	4,142

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	428,489	184,875	1,860

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$250,504	$131,972	$6,002

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

F-3

Midnight Gaming Corporation

Statement of Changes in Stockholders' Equity/Deficit

For the Period of January 1, 2024 to March 31, 2024

						Additional		Total
	Common Stock		Preferred Stock		Warrants	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Equity/ (Deficit)

Beginning Balance as of January 1, 2023	23,020,000	$2,302	$303	$45	$138	2,211,816.10	(2,295,856)	(81,555)
Issuance of Warrants					94	943,406		943,500
Net Income							(301,144)	(301,144)
Ending Balance as of December 31, 2023	23,020,000	$2,302	303	$45	$232	$3,155,222	$(2,597,000)	$560,802
Beginning Balance as of January 1, 2024	23,020,000	$2,302	$303	$45	$232	3,155,222	(2,597,000)	560,802
Issuance of Warrants					5	49,995.00		50,000
Net Income							(87,790)	(87,790)
Ending Balance as of March 31, 2024	23,020,000	$2,302	303	$45	$237	$3,205,217	$(2,684,790)	$523,012

F-4

Midnight Gaming Corporation

Notes to Financial Statements

March 31, 2024

NOTE 1: DESCRIPTION OF BUSINESS

Midnight Gaming Corporation (the “Company”) was incorporated in Delaware on October 11, 2016.  It is still in the development stage and has no revenue until now.

The Company engages in the business of acquiring income producing business entities during early stages of their respective business life cycle, to enrich the acquisitions business model to result in increased business activity, revenue, and valuation.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

The financial statements of the Company for the period from January 1, 2024 to March 31, 2024 have been prepared in accordance with generally accepted accounting principles.

Cash and cash equivalents

For the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered as cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Fair value of financial instruments and fair value measurements

For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities.  We adopted ASC Topic 820, “Fair Value Measurements and Disclosures”, which requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).  The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;
Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;
Level 3:

Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

F-5

Midnight Gaming Corporation

Notes to Financial Statements

March 31, 2024

Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Property, plant and equipment

Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of property, plant and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Intangible assets

Intangible assets with no determinable life are initially assessed for impairment upon purchase, with subsequent assessments required annually. When there is reason to believe that their values have been diminished or impaired, a write-down is recognized as necessary. Intangible assets with rights that expire over time are amortized over the time that the rights exist.

Income taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain.  When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

As of March 31, 2024, the Company had not taken any significant uncertain tax positions on its tax returns for period ended March 31, 2024 or in computing its tax provision for 2024.  Management has not yet filed any tax return. The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally, for three years after they are filed.

F-6

Midnight Gaming Corporation

Notes to Financial Statements

March 31, 2024

Basic and diluted earnings per share

Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options, warrants, and stock awards.

New Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”).  ASU 2016-02 requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements.  For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted.  We are evaluating the impact this guidance will have on our financial position and statement of operations.

In May 2014, the FASB issued ASU No. 2014-09 Revenue from Contracts with Customers (Topic 606) “ASU 2014-09”. ASU 2014-09 was subsequently amended by ASU No. 2016-10 and 2016-12.  As amended, Topic 606 supersedes the revenue recognition requirements in Topic 605, Revenue Recognition including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification.  In addition, the amendments create a new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  For a public entity, the amendments to ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.

Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.  The Company is currently evaluating the impact of the pronouncement in its financial statements.

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

NOTE 3: NOTE RECEIVABLE – RELATED PARTY

Since inception and until March 31, 2024 this Company is due $851,135 from the major shareholder of the Company. During Q1 2022, the balance shifted from a liability to a loan receivable. The note along with accrued interest was due on December 31, 2017. No interest was accrued in Q1 2024. Subsequent to the year ended September 30, 2017, the note terms were amended.  The note is now due on demand.

NOTE 3A: NOTE PAYABLE – NON-RELATED PARTY

The company entered into three notes payable bearing an interest rate of 12% during 2020 in the aggregate amount of $53,000. As of March 31, 2024, these three note payable have accrued interest in the amount of $21,472.

The company entered into five notes payable bearing an interest rate of 12% during 2021 in the aggregate amount of $140,500. As of March 31, 2024, these five notes payable have accrued interest in the amount of $48,731.

A note payable bearing an interest rate at 5% per annum was entered into on January 18, 2022 in the amount of $100,000. The note payable will be due on or after October 25, 2022. As of March 31, 2024, the note has accrued interest of $12,154. This note is in addition to a note that was entered into with the same party in 2021 in the amount of $100,000. Interest accrued on this portion of the note payable is $11,003 as of March 31, 2024.

F-7

Midnight Gaming Corporation

Notes to Financial Statements

March 31, 2024

NOTE 4: INCOME TAXES

The Company had no income tax expense since inception until March 31, 2024.  The blended Federal and State tax rates for the period of 0% applies to income before taxes. The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities at March 31, 2024 are as follows:

Deferred tax liabilities:

Net loss before taxes	$(87,790)

Deferred tax	0

Less deferred tax asset on net operating loss	0

Net deferred tax liability	$0

NOTE 5: GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported accumulated deficit of $2,684,790 as of March 31, 2024.  To date, the operations have been financed through the loans from related party and promissory notes.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital.  This company expects to raise capital as a source of financing the project plan.  As of March 31, 2024, the Company had minimal operations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We anticipate that we will have to raise additional capital to fund operations in the next 3 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing involves substantial dilution to existing investors.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company is due $851,135 during the period from October 11, 2016 (inception) to March 31, 2024 from the shareholder, who owns 27.5% of the shares of the Company, representing an unsecured note payable bearing interest at 5% per annum.  During Q1 2022, the balance shifted from a liability to a loan receivable. Accrued interest of $57,470 is payable along with the principle on demand.  No interest was accrued for Q1 2024. No interest was paid until now.  The note terms were amended subsequent to the year ended September 30, 2017.  The note holder agrees to advance money to the company as needed and the note will be due on demand.

NOTE 7: STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock with $0.0001 par.   The initial issuance was 1,666, 667 shares for $200. On April 1, 2018 the Company canceled all 1,666,667 common shares and replaced them by issuing 2,000,000 new shares of common stock for par value of $0.0001 per share. The stockholder’s equity was retroactively restated to give effect to the change. On May 1, 2018 the company issued 10,000,000 new shares of common stock for par value of $0.0001 per share.

The company issued 11,000,000 shares of common stock for services rendered by consultants during 2020.

F-8

Midnight Gaming Corporation

Notes to Financial Statements

March 31, 2024

The Company imputed $15,000 during 2020 as compensation for the officer of the Company for the time spent in the Company and is recorded as a capital contribution to the Company.

The Company issued 20,000 shares of Common Stock at a par value of $0.0001 to a shareholder during Q3 2022.

Convertible Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with $0.0001 par.

The Company had one issuance of Preferred Stock Class D during 2020 at the value of the investment of $50,000. The Preferred Stock Class D issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class D of $5 and Additional Paid in Capital – Preferred Stock $49,995. Each share is convertible into common stock equal to 2% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class E during 2020 at the value of the investment of $92,000. The Preferred Stock Class E issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class E of $10 and Additional Paid in Capital – Preferred Stock $91,990. One issue was issued at a discount of $8,000 and the discount is reflected in the Additional Paid in Capital Account. Each share is convertible into common stock equal to 1% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class C during 2021 at the value of the investment of $150,000. The Preferred Stock Class C issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class C of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock equal to 0.005% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class B during 2021 at the value of the investment of $150,000. The Preferred Stock Class B issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class B of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock at a price equal to 70% of the price of the next qualifying offering. A Qualified Offering is the Company’s next bona fide sale of its preferred stock or common stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of relation transactions, which offering definitively sets a price per share of the Company’s common stock or preferred stock.

Warrants

During 2021, the Company entered into one warrant agreement for a common stock purchase. The warrant is at the par value of $0.0001 and the investor has the option to purchase 500,000 shares at a strike price of $0.50/per share. This transaction has been classified a warrant on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrant is set to expire on June 30, 2026.

During 2022, the Company entered into twenty-two warrant agreements for a common stock purchase. The warrants are at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During 2023, the company entered into twenty-six warrant agreements for a common stock purchase. The warrant is at a par value of $0.0001 and the investors have the option to purchase shares of a strike price between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During Q1 2024, the company entered into one warrant agreement for a common stock purchase. The warrant is at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

F-9

Midnight Gaming Corporation

Notes to Financial Statements

March 31, 2024

Equity Reclassification

In prior years, the company reported Common Stock at $1,120 and an adjusting entry had to be made in 2021 to reflect the accurate balance of this account. As of December 31, 2020 and December 31 2021, there were 23 million shares of common stock issued at a par value of $0.0001. The balance as of December 31, 2020 and December 31, 2021 for Common Stock is reported as $2,300.

In prior years, the company presented Preferred Stock at the value of the investment made by the shareholder rather than at the par value of $0.0001 the Preferred Stock. The total balance of the Preferred Stock reported in the prior year was $142,000.

The company posted an adjusting entry related to Stockholder’s Equity to accurately reflect the Preferred Stock and Additional Paid-In Capital Accounts. The adjusting entries provide the reader of the financial statements a concise value associated to these accounts. The balance as of December 31, 2020 for Preferred Stock is now reported as $15 and the Additional Paid in Capital associated to Preferred Stock is $141,985.

Except the regrouping of accounts, these adjustments did not impact the financial statements in any manner.

NOTE 8: SPONSORSHIPS

The company no longer sponsors a gaming team and therefore has led to a reduction in player’s winning expense. The company last sponsored a gaming team in 2019.

NOTE 9: SUBSEQUENT EVENTS

•	There have been no significant subsequent events since the balance sheet date.

F-10

Midnight Gaming Corporation

Balance Sheet

As on June 30, 2024

	As on	As on
	June 30, 2024	June 30, 2023
ASSETS	(unaudited)	(unaudited)
Current Assets
Cash and cash equivalents	$54,637	$100,044
Total Current Assets	54,637	100,044
Other Assets
Notes Receivable - Related Party	1,015,134	507,382
Total Other Assets	1,015,134	507,382
Total Assets	$1,069,771	$607,427

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$8,511	$8,511
Accrued Expenses	26,587	18,586
Total Current Liabilities	35,098	27,097
Long-Term Liabilities
Loan Payable - Related Party	-	-
Notes Payable	393,500	393,500
Accrued Interest	158,335	125,115
Total Long-Term Liabilities	551,835	518,615
Total Liabilities	586,932	545,712
Stockholders' deficit:
Preferred stock (par 0.0001, 4,420,000,000 issued and outstanding)	45	45
Common stock (par 0.0001, 100,000,000 shares authorized, and 23,002,000 issued and outstanding)	2,302	2,302
Warrants	243	167
Additional paid in capital	3,260,211	2,504,987
Net Income (Loss)	(182,963)	(149,930)
Retained Earnings	(2,597,000)	(2,295,856)
Total stockholders' deficit	482,839	61,715

TOTAL LIABILITIES AND DEFICIT	$1,069,771	$607,427

F-11

Midnight Gaming Corporation

Statement of Operations

For the Period of January 1, 2024 through June 30, 2024

	Six	Six	Six
	Months	Months	Months
	Ended	Ended	Ended
	6/30/2024	6/30/2023	6/30/2022
	(unaudited)	(unaudited)	(unaudited)
Revenue, net	$10,705		$-

Operating Expenses:
Marketing	$11,773	$10,922	$12,622
Legal and Professional Fees	14,143	20,901	34,945
Consulting Fees	10,495	9,048	1,723
Travel	36,925	40,035	6,412
Other general and administrative expenses	103,721	52,412	34,890
Total Operating Expenses	177,058	133,320	90,593

Loss from operations	(166,353)	(133,320)	(90,593)

Other Expenses
Interest expense	$16,610	$16,610	$16,150
Net loss before income taxes	(182,963)	(149,930)	(106,742)
Provision for income taxes			-
Net loss	$(182,963)	$(149,930)	$(106,742)
Loss per share
Basic & Diluted	$(0.008)	$(0.007)	$(0.005)
Weighted average number of shares outstanding
Basic & Diluted	23,020,000	23,020,000	23,000,000

F-12

Midnight Gaming Corporation

Statement of Cash Flows

For the period of January 1, 2024 through June 30, 2024

	Six months	Six months	Six months
	ended	ended	ended
	6/30/2024	6/30/2023	6/30/2022
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(182,963)	$(149,930)	$(106,742)
Adjustments to reconcile net loss to net cash used in operating activities:
Non Cash Compensation Expense	-	-	-
Change in Accounts Payable	-	-	-
Change in Accrued Expenses	-	-	-

Net cash used in operating activities	(182,963)	(149,930)	(106,742)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	$-	$-	$-
Issuance of preferred stock	-	-	-
Issuance of Warrants	11	29	16
Additional Paid in Capital	-	-	-
Additional Paid in Capital - Preferred Stock	-	-	-
Additional Paid in Capital - Warrants	104,990	293,171	1,260,873
Opening Balance Equity Adjustment	-	-	-
Related party note proceeds received	(312,500)	(244,711)	(151,448)
Accrued Interest	16,610	16,610	16,150
Notes Payable	-	-	100,000
Net cash provided by financing activities	-190,890	65,099	1,225,591

NET INCREASE IN CASH AND CASH EQUIVALENTS	(373,853)	(84,831)	1,118,849

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	428,489	184,875	1,860

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$54,637	$100,044	$1,120,709

SUPPLEMENTAL DISCLOSURES:
Interest paid			$-
Income tax paid			$-

F-13

Midnight Gaming Corporation

Statement of Changes in Stockholders' Equity/Deficit

For the Period of January 1, 2024 to June 30, 2024

						Additional		Total
	Common Stock		Preferred Stock		Warrants	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Equity/(Deficit)

Beginning Balance as of January 1, 2023	23,020,000	$2,302	$303	$45	$138	2,211,816.10	(2,295,856)	(81,555)
Issuance of Warrants					94	943,406		943,500
Net Income							(301,144)	(301,144)
Ending Balance as of December 31, 2023	23,020,000	$2,302	303	$45	$232	$3,155,222	$(2,597,000)	$560,802
Beginning Balance as of January 1, 2024	23,020,000	$2,302	$303	$45	$232	3,155,222	(2,597,000)	560,802
Issuance of Warrants					11	104,989.50		105,000
Net Income							(182,963)	(182,963)
Ending Balance as of June 30, 2024	23,020,000	$2,302	303	$45	$243	$3,260,211	$(2,779,962)	$482,839

F-14

Midnight Gaming Corporation

Notes to Financial Statements

June 30, 2024

NOTE 1: DESCRIPTION OF BUSINESS

Midnight Gaming Corporation (the “Company”) was incorporated in Delaware on October 11, 2016.  It is still in the development stage and has no revenue until now.

The Company engages in the business of acquiring income producing business entities during early stages of their respective business life cycle, to enrich the acquisitions business model to result in increased business activity, revenue, and valuation.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

The financial statements of the Company for the period from January 1, 2024 to June 30, 2024 have been prepared in accordance with generally accepted accounting principles.

Cash and cash equivalents

For the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered as cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Fair value of financial instruments and fair value measurements

For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities.  We adopted ASC Topic 820, “Fair Value Measurements and Disclosures”, which requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).  The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;
Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;
Level 3:

Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

F-15

Midnight Gaming Corporation

Notes to Financial Statements

June 30, 2024

Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Property, plant and equipment

Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of property, plant and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Intangible assets

Intangible assets with no determinable life are initially assessed for impairment upon purchase, with subsequent assessments required annually. When there is reason to believe that their values have been diminished or impaired, a write-down is recognized as necessary. Intangible assets with rights that expire over time are amortized over the time that the rights exist.

Income taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain.  When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

F-16

Midnight Gaming Corporation

Notes to Financial Statements

June 30, 2024

As of June 30, 2024, the Company had not taken any significant uncertain tax positions on its tax returns for period ended June 30, 2024 or in computing its tax provision for 2024.  Management has not yet filed any tax return. The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally, for three years after they are filed.

Basic and diluted earnings per share

Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options, warrants, and stock awards.

New Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”).  ASU 2016-02 requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements.  For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted.  We are evaluating the impact this guidance will have on our financial position and statement of operations.

In May 2014, the FASB issued ASU No. 2014-09 Revenue from Contracts with Customers (Topic 606) “ASU 2014-09”. ASU 2014-09 was subsequently amended by ASU No. 2016-10 and 2016-12.  As amended, Topic 606 supersedes the revenue recognition requirements in Topic 605, Revenue Recognition including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification.  In addition, the amendments create a new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  For a public entity, the amendments to ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.  The Company is currently evaluating the impact of the pronouncement in its financial statements.

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

NOTE 3: NOTE PAYABLE/RECEIVABLE – RELATED PARTY

Since inception and until June 30, 2024 this Company is due $1,105,134 from the major shareholder of the Company, representing an unsecured note payable bearing interest at 5% per annum. During Q1 2022, the balance shifted from a liability to a loan receivable. The note along with accrued interest was due on December 31, 2017. No interest was accrued in Q2 2024. Subsequent to the year ended September 30, 2017, the note terms were amended.  The note is now due on demand.

NOTE 4: NOTE PAYABLE – NON-RELATED PARTY

The company entered into three notes payable bearing an interest rate of 12% during 2020 in the aggregate amount of $53,000. As of June 30, 2024, these three note payable have accrued interest in the amount of $23,062.

The company entered into five notes payable bearing an interest rate of 12% during 2021 in the aggregate amount of $140,500. As of June 30, 2024, these five notes payable have accrued interest in the amount of $52,946.

A note payable bearing an interest rate at 5% per annum was entered into on January 18, 2022 in the amount of $100,000. The note payable will be due on or after October 25, 2022. As on June 30, 2024, the note has accrued interest of $13,404. This note is in addition to a note that was entered into with the same party in 2021 in the amount of $100,000. Interest accrued on this portion of the note payable is $12,253 as of June 30, 2024.

F-17

Midnight Gaming Corporation

Notes to Financial Statements

June 30, 2024

NOTE 5: INCOME TAXES

The Company had no income tax expense since inception until June 30, 2024.  The blended Federal and State tax rates for the period of 0% applies to income before taxes. The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities at June 30, 2024 are as follows:

Deferred tax liabilities:

Net loss before taxes	$(182,963)

Deferred tax	0

Less deferred tax asset on net operating loss	0

Net deferred tax liability	$0

NOTE 6: GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported accumulated deficit of $2,779,962 as of June 30, 2024.  To date, the operations have been financed through the issuance of preferred stock, warrants and promissory notes.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital.  This company expects to raise capital as a source of financing the project plan.  As of June 30, 2024, the Company had minimal operations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We anticipate that we will have to raise additional capital to fund operations in the next 3 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing involves substantial dilution to existing investors.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company is due $1,105,134 during the period from October 11, 2016 (inception) to June 30, 2024 from the shareholder, who owns 27.5% of the shares of the Company, representing an unsecured note payable bearing interest at 5% per annum.  During Q1 2022, the balance shifted from a liability to a loan receivable. Accrued interest of $57,470 is payable along with the principle on demand.  No interest was accrued for Q2 2024. No interest was paid until now.  The note terms were amended subsequent to the year ended September 30, 2017.  The note holder agrees to advance money to the company as needed and the note will be due on demand.

NOTE 8: STOCKHOLDERS’ EQUITY

Convertible Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with $0.0001 par.

The Company had one issuance of Preferred Stock Class D during 2020 at the value of the investment of $50,000. The Preferred Stock Class D issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class D of $5 and Additional Paid in Capital – Preferred Stock $49,995. Each share is convertible into common stock equal to 2% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

F-18

Midnight Gaming Corporation

Notes to Financial Statements

June 30, 2024

The Company had two issuances of Preferred Stock Class E during 2020 at the value of the investment of $92,000. The Preferred Stock Class E issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class E of $10 and Additional Paid in Capital – Preferred Stock $91,990. One issue was issued at a discount of $8,000 and the discount is reflected in the Additional Paid in Capital Account. Each share is convertible into common stock equal to 1% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class C during 2021 at the value of the investment of $150,000. The Preferred Stock Class C issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class C of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock equal to 0.005% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class B during 2021 at the value of the investment of $150,000. The Preferred Stock Class B issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class B of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock at a price equal to 70% of the price of the next qualifying offering. A Qualified Offering is the Company’s next bona fide sale of its preferred stock or common stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of relation transactions, which offering definitively sets a price per share of the Company’s common stock or preferred stock.

Warrants

During 2021, the Company entered into one warrant agreement for a common stock purchase. The warrant is at the par value of $0.0001 and the investor has the option to purchase 500,000 shares at a strike price of $0.50/per share. This transaction has been classified a warrant on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrant is set to expire on June 30, 2026.

During 2022, the Company entered into twenty-two warrant agreements for a common stock purchase. The warrants are at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During 2023, the company entered into twenty-six warrant agreements for a common stock purchase. The warrant is at a par value of $0.0001 and the investors have the option to purchase shares of a strike price between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During Q1 2024, the company entered into one warrant agreement for a common stock purchase. The warrant is at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During Q2 2024, the company entered into three warrant agreements for a common stock purchase. The warrants are at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

F-19

Midnight Gaming Corporation

Notes to Financial Statements

June 30, 2024

Equity Reclassification

In prior years, the company reported Common Stock at $1,120 and an adjusting entry had to be made in 2021 to reflect the accurate balance of this account. As of December 31, 2020 and December 31 2021, there were 23 million shares of common stock issued at a par value of $0.0001. The balance as of December 31, 2020 and December 31, 2021 for Common Stock is reported as $2,300.

In prior years, the company presented Preferred Stock at the value of the investment made by the shareholder rather than at the par value of $0.0001 the Preferred Stock. The total balance of the Preferred Stock reported in the prior year was $142,000.

The company posted an adjusting entry related to Stockholder’s Equity to accurately reflect the Preferred Stock and Additional Paid-In Capital Accounts. The adjusting entries provide the reader of the financial statements a concise value associated to these accounts. The balance as of December 31, 2020 for Preferred Stock is now reported as $15 and the Additional Paid in Capital associated to Preferred Stock is $141,985.

Except the regrouping of accounts, these adjustments did not impact the financial statements in any manner.

NOTE 9: SPONSORSHIPS

The company no longer sponsors a gaming team and therefore has led to a reduction in player’s winning expense. The company last sponsored a gaming team in 2019.

NOTE 10: SUBSEQUENT EVENTS

•	There have been no significant subsequent events since the balance sheet date.

F-20

Midnight Gaming Corporation

Balance Sheet

As on September 30, 2024

	As on	As on
	September 30, 2024	September 30, 2023
ASSETS	(unaudited)	(unaudited)
Current Assets
Cash and cash equivalents	$-	$10,723
Total Current Assets	$-	$10,723
Other Assets
Notes Receivable - Related Party	1,118,140	580,483
Total Other Assets	1,118,140	580,483
Total Assets	$1,118,140	$591,206

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Bank Overdraft	$6,179	$-
Accounts Payable	8,511	8,511
Accrued Expenses	26,587	18,586
Total Current Liabilities	41,277	27,097
Long-Term Liabilities
Loan Payable - Related Party	-	-
Notes Payable	393,500	393,500
Accrued Interest	166,640	133,420
Total Long-Term Liabilities	560,140	526,920
Total Liabilities	601,416	554,017
Stockholders' deficit:
Preferred stock (par 0.0001, 4,420,000,000 issued and outstanding)	45	45
Common stock (par 0.0001, 100,000,000 shares authorized, and 23,020,000 issued and outstanding)	2,302	2,302
Warrants	253	171
Additional paid in capital	3,385,199	2,545,283
Net Income (Loss)	(274,076)	(214,756)
Retained Earnings	(2,597,000)	(2,295,856)
Total stockholders' deficit	516,723	37,190

TOTAL LIABILITIES AND DEFICIT	$1,118,140	$591,206

F-21

Midnight Gaming Corporation

Statement of Operations

For the Period of January 1, 2024 through September 30, 2024

	Nine	Nine	Nine
	Months	Months	Months
	Ended	Ended	Ended
	9/30/2024	9/30/2023	9/30/2022
	(unaudited)	(unaudited)	(unaudited)
Revenue, net	$10,705	$-	$-

Operating Expenses:
Media Production Expense	$-	$-	$520,000
Marketing	12,217	15,186	34,602
Legal and Professional Fees	30,229	24,070	56,520
Consulting Fees	30,145	9,048	1,723
Travel	58,148	71,547	34,804
Other general and administrative expenses	129,127	69,989	173,404
Total Operating Expenses	259,866	189,840	821,053

Loss from operations	(249,161)	(189,840)	(821,053)

Other Expenses
Interest expense	$24,915	$24,915	$24,523
Net loss before income taxes	(274,076)	(214,755)	(845,576)
Provision for income taxes	-	-	-
Net loss	$(274,076)	$(214,755)	$(845,576)
Loss per share
Basic & Diluted	$(0.012)	$(0.009)	$(0.037)
Weighted average number of shares outstanding
Basic & Diluted	23,020,000	23,020,000	23,020,000

F-22

Midnight Gaming Corporation

Statement of Cash Flows

For the period of January 1, 2024 through September 30, 2024

	Nine months	Nine months	Nine months
	ended	ended	ended
	9/30/2024	9/30/2023	9/30/2022
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(274,076)	$(214,755)	$(845,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Non Cash Compensation Expense	-	-	-
Change in Accounts Payable	-	-	-
Change in Accrued Expenses	-	-	-

Net cash used in operating activities	(274,076)	(214,755)	(845,576)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	$-	$-	$2
Issuance of preferred stock	-	-	-
Issuance of Warrants	21	33	124
Additional Paid in Capital	-	-	9,998
Additional Paid in Capital - Preferred Stock	-	-	-
Additional Paid in Capital - Warrants	229,977	333,467	1,245,875
Opening Balance Equity Adjustment	-	-	-
Related party note proceeds received	(415,505)	(317,813)	(248,498)
Accrued Interest	24,915	24,915	24,523
Notes Payable	-	-	100,000
Net cash provided by financing activities	(160,593)	40,602	1,132,024

NET INCREASE IN CASH AND CASH EQUIVALENTS	(434,668)	(174,152)	286,448

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	428,489	184,875	1,860

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$(6,179)	$10,723	$288,308

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

F-23

Midnight Gaming Corporation

Statement of Changes in Stockholders' Equity/Deficit

For the Period of January 1, 2024 to September 30, 2024

						Additional		Total
	Common Stock		Preferred Stock		Warrants	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Equity/(Deficit)

Beginning Balance as of January 1, 2023	23,020,000	$2,302	303	$45	$138	$2,211,816	$(2,295,856)	$(81,555)
Issuance of Warrants					94	943,406		943,500
Net Income							(301,144)	(301,144)
Ending Balance as of December 31, 2023	23,020,000	$2,302	303	$45	$232	$3,155,222	$(2,597,000)	$560,802
Beginning Balance as of January 1, 2024	23,020,000	$2,302	$303	$45	$232	3,155,222	(2,597,000)	560,802
Issuance of Warrants					21	229,977		229,998
Net Income							(274,076)	(274,076)
Ending Balance as of September 30, 2024	23,020,000	$2,302	303	$45	$253	$3,385,199	$(2,871,075)	$516,723

F-24

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2024

NOTE 1: DESCRIPTION OF BUSINESS

Midnight Gaming Corporation (the “Company”) was incorporated in Delaware on October 11, 2016.  It is still in the development stage and has no revenue until now.

The Company engages in the business of acquiring income producing business entities during early stages of their respective business life cycle, to enrich the acquisitions business model to result in increased business activity, revenue, and valuation.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

The financial statements of the Company for the period from January 1, 2024 to September 30, 2024 have been prepared in accordance with generally accepted accounting principles.

Cash and cash equivalents

For the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered as cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Fair value of financial instruments and fair value measurements

For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities.  We adopted ASC Topic 820, “Fair Value Measurements and Disclosures”, which requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).  The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;
Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;
Level 3:

Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

F-25

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2024

Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Property, plant and equipment

Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of property, plant and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Intangible assets

Intangible assets with no determinable life are initially assessed for impairment upon purchase, with subsequent assessments required annually. When there is reason to believe that their values have been diminished or impaired, a write-down is recognized as necessary. Intangible assets with rights that expire over time are amortized over the time that the rights exist.

Income taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain.  When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

F-26

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2024

As of September 30, 2024, the Company had not taken any significant uncertain tax positions on its tax returns for period ended September 30, 2024 or in computing its tax provision for 2024.  Management has not yet filed any tax return. The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally, for three years after they are filed.

Basic and diluted earnings per share

Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options, warrants, and stock awards.

New Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”).  ASU 2016-02 requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements.  For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted.  We are evaluating the impact this guidance will have on our financial position and statement of operations.

In May 2014, the FASB issued ASU No. 2014-09 Revenue from Contracts with Customers (Topic 606) “ASU 2014-09”. ASU 2014-09 was subsequently amended by ASU No. 2016-10 and 2016-12.  As amended, Topic 606 supersedes the revenue recognition requirements in Topic 605, Revenue Recognition including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification.  In addition, the amendments create a new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  For a public entity, the amendments to ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.  The Company is currently evaluating the impact of the pronouncement in its financial statements.

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

NOTE 3: NOTE PAYABLE/RECEIVABLE – RELATED PARTY

Since inception and until September 30, 2024 this Company is due $1,118,140 from the major shareholder of the Company, representing an unsecured note payable bearing interest at 5% per annum. During Q1 2022, the balance shifted from a liability to a loan receivable. The note along with accrued interest was due on December 31, 2017. No interest was accrued in Q3 2024. Subsequent to the year ended September 30, 2017, the note terms were amended.  The note is now due on demand. The note holder agrees to advance money to the company as needed and the note will be due on demand.

NOTE 4: NOTE PAYABLE – NON-RELATED PARTY

The company entered into three notes payable bearing an interest rate of 12% during 2020 in the aggregate amount of $53,000. As of September 30, 2024, these three note payable have accrued interest in the amount of $24,652.

The company entered into five notes payable bearing an interest rate of 12% during 2021 in the aggregate amount of $140,500. As of September 30, 2024, these five notes payable have accrued interest in the amount of $57,161.

A note payable bearing an interest rate at 5% per annum was entered into on January 18, 2022 in the amount of $100,000. The note payable will be due on or after October 25, 2022. As of September 30, 2024, the note has accrued interest of $14,654. This note is in addition to a note that was entered into with the same party in 2021 in the amount of $100,000. Interest accrued on this portion of the note payable is $13,503 as of September 30, 2024.

F-27

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2024

NOTE 5: INCOME TAXES

The Company had no income tax expense since inception until September 30, 2024.  The blended Federal and State tax rates for the period of 0% applies to income before taxes. The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities at September 30, 2024 are as follows:

Deferred tax liabilities:

Net loss before taxes	$(274,076)

Deferred tax	0

Less deferred tax asset on net operating loss	0

Net deferred tax liability	$0

NOTE 6: GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported accumulated deficit of $2,871,075 as of September 30, 2024.  To date, the operations have been financed through the issuance of preferred stock, warrants and promissory notes.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital.  This company expects to raise capital as a source of financing the project plan.  As of September 30, 2024, the Company had minimal operations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We anticipate that we will have to raise additional capital to fund operations in the next 3 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing involves substantial dilution to existing investors.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company is due $1,118,140 during the period from October 11, 2016 (inception) to September 30, 2024 from the shareholder, who owns 27.5% of the shares of the Company, representing an unsecured note payable bearing interest at 5% per annum.  During Q1 2022, the balance shifted from a liability to a loan receivable. Accrued interest of $57,470 is payable along with the principle on demand.  No interest was accrued for Q3 2024. No interest was paid until now.  The note terms were amended subsequent to the year ended September 30, 2017.  The note holder agrees to advance money to the company as needed and the note will be due on demand.

NOTE 8: STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock with $0.0001 par.   The initial issuance was 1,666, 667 shares for $200. On April 1, 2018 the Company canceled all 1,666,667 common shares and replaced them by issuing 2,000,000 new shares of common stock for par value of $0.0001 per share. The stockholder’s equity was retroactively restated to give effect to the change. On May 1, 2018 the company issued 10,000,000 new shares of common stock for par value of $0.0001 per share.

F-28

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2024

The company issued 11,000,000 shares of common stock for services rendered by consultants during 2020.

The Company imputed $15,000 during 2020 as compensation for the officer of the Company for the time spent in the Company and is recorded as a capital contribution to the Company.

The Company issued 20,000 shares of Common Stock at a par value of $0.0001 to a shareholder during Q3 2022.

Convertible Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with $0.0001 par.

The Company had one issuance of Preferred Stock Class D during 2020 at the value of the investment of $50,000. The Preferred Stock Class D issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class D of $5 and Additional Paid in Capital – Preferred Stock $49,995. Each share is convertible into common stock equal to 2% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class E during 2020 at the value of the investment of $92,000. The Preferred Stock Class E issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class E of $10 and Additional Paid in Capital – Preferred Stock $91,990. One issue was issued at a discount of $8,000 and the discount is reflected in the Additional Paid in Capital Account. Each share is convertible into common stock equal to 1% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class C during 2021 at the value of the investment of $150,000. The Preferred Stock Class C issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class C of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock equal to 0.005% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class B during 2021 at the value of the investment of $150,000. The Preferred Stock Class B issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class B of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock at a price equal to 70% of the price of the next qualifying offering. A Qualified Offering is the Company’s next bona fide sale of its preferred stock or common stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of relation transactions, which offering definitively sets a price per share of the Company’s common stock or preferred stock.

Warrants

During 2021, the Company entered into one warrant agreement for a common stock purchase. The warrant is at the par value of $0.0001 and the investor has the option to purchase 500,000 shares at a strike price of $0.50/per share. This transaction has been classified a warrant on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrant is set to expire on June 30, 2026.

During 2022, the Company entered into twenty-two warrant agreements for a common stock purchase. The warrants are at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During 2023, the company entered into twenty-six warrant agreements for a common stock purchase. The warrant is at a par value of $0.0001 and the investors have the option to purchase shares of a strike price between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

F-29

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2024

During Q1 2024, the company entered into one warrant agreement for a common stock purchase. The warrant is at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During Q2 2024, the company entered into three warrant agreements for a common stock purchase. The warrants are at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During Q3 2024, the company entered into one warrant agreement for a common stock purchase. The warrants are at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

Equity Reclassification

In 2020 the company reported Common Stock at $1,120 and an adjusting entry had to be made in 2021 to reflect the accurate balance of this account. As of December 31, 2020 and December 31 2021, there were 23 million shares of common stock issued at a par value of $0.0001. The balance as of December 31, 2020 and December 31, 2021 for Common Stock is reported as $2,300.

In 2020, the company presented Preferred Stock at the value of the investment made by the shareholder rather than at the par value of $0.0001 the Preferred Stock. The total balance of the Preferred Stock reported in the prior year was $142,000.

In 2020, the company posted an adjusting entry related to Stockholder’s Equity to accurately reflect the Preferred Stock and Additional Paid-In Capital Accounts. The adjusting entries provide the reader of the financial statements a concise value associated to these accounts. The balance as of December 31, 2020 for Preferred Stock is now reported as $15 and the Additional Paid in Capital associated to Preferred Stock is $141,985.

Except the regrouping of accounts, these adjustments did not impact the financial statements in any manner.

NOTE 9: SPONSORSHIPS

The company no longer sponsors a gaming team and therefore has led to a reduction in player’s winning expense. The company last sponsored a gaming team in 2019.

NOTE 10: MEDIA PRODUCTION EXPENSES

The company incurred $520,000 of Media Production Expenses during the quarter in 2022. These expenses relate to the production of a documentary. The company producing the documentary is a related party of the company.

NOTE 11: SUBSEQUENT EVENTS

•	There have been no significant subsequent events since the balance sheet date.

F-30

Midnight Gaming Corporation

Balance Sheet

As on December 31, 2024

	As of	As of
	December 31, 2024	December 31, 2023
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$345,980	$428,490
Total Current Assets	345,980	428,490
Other Assets
Notes Receivable - Related Party	1,260,682	702,635
Total Other Assets	1,260,682	702,635
Total Assets	$1,606,662	$1,131,125

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$8,512	$8,512
Accrued Expenses	51,087	26,587
Total Current Liabilities	59,599	35,099
Long-Term Liabilities
Loan Payable - Related Party	-	-
Notes Payable	393,500	393,500
Accrued Interest	174,945	141,725
Total Long-Term Liabilities	568,445	535,225
Total Liabilities	628,043	570,323
Stockholders' deficit:
Preferred stock (par 0.0001, 4,420,000,000 issued and outstanding)	45	45
Common stock (par 0.0001, 100,000,000 shares authorized, and 23,020,000 issued and outstanding)	2,302	2,302
Warrants	312	232
Additional paid in capital	3,980,139	3,155,222
Net Income (Loss)	(406,593)	(301,144)
Retained Earnings	(2,597,587)	(2,295,856)
Total stockholders' deficit	978,619	560,802

TOTAL LIABILITIES AND DEFICIT	$1,606,662	$1,131,125

F-31

Midnight Gaming Corporation

Statement of Operations

For the Period of January 1, 2024 through December 31, 2024

	Twelve	Twelve	Twelve
	Months	Months	Months
	Ended	Ended	Ended
	12/31/2024	12/31/2023	12/31/2022
	(unaudited)
Revenue, net	$10,705	$-	$-

Operating Expenses:
Media Production Expense	-	-	$520,000
Marketing	27,767	15,186	69,863
Legal and Professional Fees	57,292	93,968	61,796
Consulting Fees	31,671	9,048	2,223
Travel	64,757	75,311	39,425
Other general and administrative expenses	202,592	74,410	198,880
Total Operating Expenses	384,078	267,924	892,187

Loss from operations	(373,373)	(267,924)	(892,187)

Other Expenses
Interest expense	$33,220	$33,220	$32,973
Net loss before income taxes	(406,593)	(301,144)	(925,160)
Provision for income taxes	-	-	-
Net loss	$(406,593)	$(301,144)	$(925,160)
Loss per share
Basic & Diluted	$(0.018)	$(0.013)	$(0.040)
Weighted average number of shares outstanding
Basic & Diluted	23,020,000	23,020,000	23,020,000

F-32

Midnight Gaming Corporation

Statement of Cash Flows

For the period of January 1, 2024 through December 31, 2024

	Twelve months	Twelve months	Twelve months
	ended	ended	ended
	12/31/2023	12/31/2023	12/31/2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(406,593)	$(301,144)	$(925,160)
Adjustments to reconcile net loss to net cash used in operating activities:
Non Cash Compensation Expense	-	-	-
Change in Accounts Payable	-	-	-
Change in Accrued Expenses	24,500	8,000	-
Net cash used in operating activities	$(382,093)	$(293,144)	$(925,160)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	$-	$-	$2
Issuance of preferred stock	-	-	-
Issuance of Warrants	80	94	126
Additional Paid in Capital	824,918	943,406	1,270,872
Related party note proceeds received	(558,048)	(439,960)	(295,796)
Accrued Interest	33,220	33,220	32,972
Equity Adjustment	(585)	-	-
Notes Payable	-	-	100,000
Net cash provided by financing activities	$299,584	$536,759	$1,108,175

NET INCREASE IN CASH AND CASH EQUIVALENTS	$(82,509)	$243,616	$183,015

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	428,489	184,875	1,860

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$345,980	$428,490	$184,875

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

F-33

Midnight Gaming Corporation

Statement of Changes in Stockholders' Equity/Deficit

For the Period of January 1, 2024 to December 31, 2024

						Additional		Total
	Common Stock		Preferred Stock		Warrants	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Equity/(Deficit)

Beginning Balance as of January 1, 2023	23,020,000	$2,302	303	$45	$138	$2,211,816	$(2,295,856)	$(81,555)
Issuance of Warrants					94	943,406		943,500
Net Income							(301,144)	(301,144)
Ending Balance as of December 31, 2023	23,020,000	$2,302	303	$45	$232	$3,155,222	$(2,596,999)	$560,802
Beginning Balance as of January 1, 2024	23,020,000	$2,302	$303	$45	$232	3,155,222	(2,596,999)	560,802
Issuance of Warrants					80	824,918		824,998
Net Income							(406,593)	(406,593)
Equity Adjustment							(587)	(587)
Ending Balance as of December 31, 2024	23,020,000	$2,302	303	$45	$312	$3,980,139	$(3,004,179)	$978,619

F-34

Midnight Gaming Corporation

Notes to Financial Statements

December 31, 2024

NOTE 1: DESCRIPTION OF BUSINESS

Midnight Gaming Corporation (the “Company”) was incorporated in Delaware on October 11, 2016.  It is still in the development stage and has no revenue until now.

The Company engages in the business of acquiring income producing business entities during early stages of their respective business life cycle, to enrich the acquisitions business model to result in increased business activity, revenue, and valuation.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

The financial statements of the Company for the period from January 1, 2024 to December 31, 2024 have been prepared in accordance with generally accepted accounting principles.

Cash and cash equivalents

For the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered as cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Fair value of financial instruments and fair value measurements

For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities.  We adopted ASC Topic 820, “Fair Value Measurements and Disclosures”, which requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).  The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;
Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;
Level 3:

Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

F-35

Midnight Gaming Corporation

Notes to Financial Statements

December 31, 2024

Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Property, plant and equipment

Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of property, plant and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Intangible assets

Intangible assets with no determinable life are initially assessed for impairment upon purchase, with subsequent assessments required annually. When there is reason to believe that their values have been diminished or impaired, a write-down is recognized as necessary. Intangible assets with rights that expire over time are amortized over the time that the rights exist.

Income taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain.  When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

F-36

Midnight Gaming Corporation

Notes to Financial Statements

December 31, 2024

As of December 31, 2024, the Company had not taken any significant uncertain tax positions on its tax returns for period ended December 31, 2024 or in computing its tax provision for 2024.  Management has not yet filed any tax return.

The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally, for three years after they are filed.

Basic and diluted earnings per share

Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options, warrants, and stock awards.

New Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”).  ASU 2016-02 requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements.  For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted.  We are evaluating the impact this guidance will have on our financial position and statement of operations.

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

NOTE 3: NOTE PAYABLE/RECEIVABLE – RELATED PARTY

Since inception and until December 31, 2024 this Company is due $1,260,682 from the major shareholder of the Company, representing an unsecured note payable bearing interest at 5% per annum. During Q1 2022, the balance shifted from a liability to a loan receivable. The note along with accrued interest was due on December 31, 2017. No interest was accrued in Q4 2024. Subsequent to the year ended September 30, 2017, the note terms were amended.  The note is now due on demand.

NOTE 4: NOTE PAYABLE – NON-RELATED PARTY

The company entered into three notes payable bearing an interest rate of 12% during 2020 in the aggregate amount of $53,000. As of December 31, 2024, these three note payable have accrued interest in the amount of $26,242.

The company entered into five notes payable bearing an interest rate of 12% during 2021 in the aggregate amount of $140,500. As of December 31, 2024, these five notes payable have accrued interest in the amount of $61,376.

A note payable bearing an interest rate at 5% per annum was entered into on January 18, 2022 in the amount of $100,000. The note payable will be due on or after October 25, 2022. As of December 31, 2024, the note has accrued interest of $15,904. This note is in addition to a note that was entered into with the same party in 2021 in the amount of $100,000. Interest accrued on this portion of the note payable is $14,753 as of December 31, 2024.

F-37

NOTE 5: INCOME TAXES

The Company had no income tax expense since inception until December 31, 2024.  The blended Federal and State tax rates for the period of 0% applies to income before taxes. The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities at December 31, 2024 are as follows:

Deferred tax liabilities:

Net loss before taxes	$(406,593)

Deferred tax	0

Less deferred tax asset on net operating loss	0

Net deferred tax liability	$0

NOTE 6: GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported accumulated deficit of $3,004,179 as of December 31, 2024.  To date, the operations have been financed through the issuance of preferred stock, warrants and promissory notes.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital.  This company expects to raise capital as a source of financing the project plan.  As of December 31, 2024, the Company had minimal operations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We anticipate that we will have to raise additional capital to fund operations in the next 3 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing involves substantial dilution to existing investors.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company is due $1,260,682 during the period from October 11, 2016 (inception) to December 31, 2024 from the shareholder, who owns 27.5% of the shares of the Company, representing an unsecured note payable bearing interest at 5% per annum.  During Q1 2022, the balance shifted from a liability to a loan receivable. Accrued interest of $57,470 is payable along with the principle on demand.  No interest was accrued for Q4 2024. The note terms were amended subsequent to the year ended September 30, 2017.  The note holder agrees to advance money to the company as needed and the note will be due on demand.

NOTE 8: STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock with $0.0001 par.   The initial issuance was 1,666, 667 shares for $200. On April 1, 2018 the Company canceled all 1,666,667 common shares and replaced them by issuing 2,000,000 new shares of common stock for par value of $0.0001 per share. The stockholder’s equity was retroactively restated to give effect to the change. On May 1, 2018 the company issued 10,000,000 new shares of common stock for par value of $0.0001 per share.

The company issued 11,000,000 shares of common stock for services rendered by consultants during 2020.

The Company imputed $15,000 during 2020 as compensation for the officer of the Company for the time spent in the Company and is recorded as a capital contribution to the Company.

The Company issued 20,000 shares of Common Stock at a par value of $0.0001 to a shareholder during Q3 2022.

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Midnight Gaming Corporation

Notes to Financial Statements

December 31, 2024

Convertible Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with $0.0001 par.

The Company had one issuance of Preferred Stock Class D during 2020 at the value of the investment of $50,000. The Preferred Stock Class D issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class D of $5 and Additional Paid in Capital – Preferred Stock $49,995. Each share is convertible into common stock equal to 2% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class E during 2020 at the value of the investment of $92,000. The Preferred Stock Class E issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class E of $10 and Additional Paid in Capital – Preferred Stock $91,990. One issue was issued at a discount of $8,000 and the discount is reflected in the Additional Paid in Capital Account. Each share is convertible into common stock equal to 1% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class C during 2021 at the value of the investment of $150,000. The Preferred Stock Class C issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class C of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock equal to 0.005% of the issued and outstanding shares of common stock of the Company as of the date of the conversion instructions.

The Company had two issuances of Preferred Stock Class B during 2021 at the value of the investment of $150,000. The Preferred Stock Class B issuance was issued at a par value of $0.0001 per share, which resulted in an increase in Preferred Stock Class B of $15 and Additional Paid in Capital – Preferred Stock $149,985. Each share is convertible into common stock at a price equal to 70% of the price of the next qualifying offering. A Qualified Offering is the Company’s next bona fide sale of its preferred stock or common stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of relation transactions, which offering definitively sets a price per share of the Company’s common stock or preferred stock.

Warrants

During 2021, the Company entered into one warrant agreement for a common stock purchase. The warrant is at the par value of $0.0001 and the investor has the option to purchase 500,000 shares at a strike price of $0.50/per share. This transaction has been classified a warrant on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrant is set to expire on June 30, 2026.

During 2022, the Company entered into twenty-two warrant agreements for a common stock purchase. The warrants are at the par value of $0.0001 and the investors have the option to purchase shares at a strike price of between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During 2023, the company entered into twenty-six warrant agreements for a common stock purchase. The warrant is at a par value of $0.0001 and the investors have the option to purchase shares of a strike price between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

During 2024, the company entered into eight warrant agreements for a common stock purchase. The warrants are at a par value of $0.0001 and the investors have the option to purchase shares of a strike price between $0.50/share and $0.75/share. These transactions have been classified as warrants on the balance sheet and amount over the par value is classified in the Additional Paid in Capital account. The warrants are set to expire 5 years from the date of the agreements.

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Midnight Gaming Corporation

Notes to Financial Statements

December 31, 2024

Equity Reclassification

In 2020 the company reported Common Stock at $1,120 and an adjusting entry had to be made in 2021 to reflect the accurate balance of this account. As of December 31, 2020 and December 31 2021, there were 23 million shares of common stock issued at a par value of $0.0001. The balance as of December 31, 2020 and December 31, 2021 for Common Stock is reported as $2,300.

In 2020, the company presented Preferred Stock at the value of the investment made by the shareholder rather than at the par value of $0.0001 the Preferred Stock. The total balance of the Preferred Stock reported in the prior year was $142,000.

In 2020, the company posted an adjusting entry related to Stockholder’s Equity to accurately reflect the Preferred Stock and Additional Paid-In Capital Accounts. The adjusting entries provide the reader of the financial statements a concise value associated to these accounts. The balance as of December 31, 2020 for Preferred Stock is now reported as $15 and the Additional Paid in Capital associated to Preferred Stock is $141,985.

Except the regrouping of accounts, these adjustments did not impact the financial statements in any manner.

NOTE 9: SPONSORSHIPS

The company no longer sponsors a gaming team and therefore has led to a reduction in player’s winning expense. The company last sponsored a gaming team in 2019.

NOTE 10: MEDIA PRODUCTION EXPENSES

The company incurred $520,000 of Media Production Expenses during the quarter in 2022. These expenses relate to the production of a documentary. The company producing the documentary is a related party of the company.

NOTE 11: SUBSEQUENT EVENTS

•	The company is in negotiations to acquire a Canada based media company

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